                                                                   EXHIBIT 10.47

================================================================================



                               CREDIT AGREEMENT



                          DATED AS OF APRIL 16, 1998,



                                     AMONG



                              FOUNTAIN VIEW, INC.
                            THE BANKS PARTY HERETO,



                                      AND



                               BANK OF MONTREAL,
                                   as Agent



================================================================================

                               TABLE OF CONTENTS

SECTION                               DESCRIPTION                                                   PAGE
SECTION 1.     THE CREDIT FACILITIES.............................................................     1

     Section 1.1.   Revolving Credit Commitments.................................................     1
     Section 1.2.   Letters of Credit............................................................     1
     Section 1.3.   Term Loan Commitments........................................................     4
     Section 1.4.   Applicable Interest Rates....................................................     4
     Section 1.5.   Minimum Borrowing Amounts....................................................     6
     Section 1.6.   Manner of Borrowing Loans and Designating Applicable Interest Rates..........     6
     Section 1.7.   Interest Periods.............................................................     8
     Section 1.8.   Maturity of Loans............................................................     9
     Section 1.9.   Prepayments..................................................................     9
     Section 1.10.  Default Rate.................................................................    12
     Section 1.11.  The Notes....................................................................    12
     Section 1.12.  Funding Indemnity............................................................    13
     Section 1.13.  Commitment Terminations......................................................    14

SECTION 2.     FEES AND SUBSTITUTION OF BANKS....................................................    14

     Section 2.1.   Fees.........................................................................    14
     Section 2.2.   Substitution of Banks........................................................    15

SECTION 3.     PLACE AND APPLICATION OF PAYMENTS.................................................    16

SECTION 4.     COLLATERAL AND GUARANTIES.........................................................    17

     Section 4.1.   Collateral...................................................................    17
     Section 4.2.   Guaranties...................................................................    18
     Section 4.3.   Further Assurances...........................................................    18
     Section 4.4.   Liens on Real Property.......................................................    18

SECTION 5.     DEFINITIONS; INTERPRETATION.......................................................    19

     Section 5.1.   Definitions..................................................................    19
     Section 5.2.   Interpretation...............................................................    32
     Section 5.3.   Change in Accounting Principles..............................................    32

SECTION 6.     REPRESENTATIONS AND WARRANTIES....................................................    32

     Section 6.1.   Organization and Qualification...............................................    32
     Section 6.2.   Subsidiaries.................................................................    33
     Section 6.3.   Authority and Validity of Obligations........................................    33
     Section 6.4.   Use of Proceeds; Margin Stock................................................    34
     Section 6.5.   Financial Reports............................................................    34

     Section 6.6.   No Material Adverse Change...................................................    34
     Section 6.7.   Full Disclosure..............................................................    35
     Section 6.8.   Trademarks, Franchises, and Licenses.........................................    35
     Section 6.9.   Governmental Authority and Licensing.........................................    35
     Section 6.10.  Good Title...................................................................    35
     Section 6.11.  Litigation and Other Controversies...........................................    35
     Section 6.12.  Taxes........................................................................    35
     Section 6.13.  Approvals....................................................................    36
     Section 6.14.  Affiliate Transactions.......................................................    36
     Section 6.15.  Investment Company; Public Utility Holding Company...........................    36
     Section 6.16.  ERISA........................................................................    36
     Section 6.17.  Compliance with Laws.........................................................    36
     Section 6.18.  Other Agreements.............................................................    37
     Section 6.19.  Solvency.....................................................................    37
     Section 6.20.  Summit Acquisition...........................................................    37
     Section 6.21.  Year 2000 Compliance.........................................................    38
     Section 6.22.  No Default...................................................................    38

SECTION 7.     CONDITIONS PRECEDENT..............................................................    38

     Section 7.1.   Initial Credit Event.........................................................    38
     Section 7.2.   All Credit Events............................................................    40

SECTION 8.     COVENANTS.........................................................................    41

     Section 8.1.   Maintenance of Business......................................................    41
     Section 8.2.   Maintenance of Properties....................................................    41
     Section 8.3.   Taxes and Assessments........................................................    41
     Section 8.4.   Insurance....................................................................    41
     Section 8.5.   Financial Reports............................................................    42
     Section 8.6.   Inspection...................................................................    43
     Section 8.7    Indebtedness for Borrowed Money..............................................    43
     Section 8.8.   Liens........................................................................    44
     Section 8.9.   Investments, Acquisitions, Loans, Advances and Guaranties....................    45
     Section 8.10.  Mergers, Consolidations and Sales............................................    47
     Section 8.11.  Maintenance of Subsidiaries..................................................    48
     Section 8.12.  Dividends and Certain Other Restricted Payments..............................    48
     Section 8.13.  ERISA........................................................................    48
     Section 8.14.  Compliance with Laws.........................................................    49
     Section 8.15.  Burdensome Contracts With Affiliates.........................................    49
     Section 8.16.  No Changes in Fiscal Year....................................................    49
     Section 8.17.  Formation of Subsidiaries....................................................    49
     Section 8.18.  Change in the Nature of Business.............................................    49
     Section 8.19.  Use of Loan Proceeds.........................................................    49
     Section 8.20.  No Restrictions on Subsidiary Distributions..................................    49
     Section 8.21.  Alexandria...................................................................    49
     Section 8.22.  Subordinated Debt............................................................    50

     Section 8.23.  Leverage Ratio...............................................................    50
     Section 8.24.  Senior Leverage Ratio........................................................    50
     Section 8.25.  Net Worth....................................................................    51
     Section 8.26.  Fixed Charge Coverage Ratio..................................................    51
     Section 8.27.  Capital Expenditures.........................................................    51

SECTION 9.     EVENTS OF DEFAULT AND REMEDIES....................................................    51

     Section 9.1.   Events of Default............................................................    51
     Section 9.2.   Non-Bankruptcy Defaults......................................................    53
     Section 9.3.   Bankruptcy Defaults..........................................................    54
     Section 9.4.   Collateral for Undrawn Letters of Credit.....................................    54
     Section 9.5.   Notice of Default............................................................    55
     Section 9.6.   Expenses.....................................................................    55

SECTION 10.    CHANGE IN CIRCUMSTANCES...........................................................    55

     Section 10.1.  Change of Law................................................................    55
     Section 10.2.  Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR    55
     Section 10.3.  Increased Cost and Reduced Return............................................    56
     Section 10.4.  Lending Offices..............................................................    57
     Section 10.5.  Discretion of Bank as to Manner of Funding...................................    57

SECTION 11.    THE AGENT AND ISSUING BANK........................................................    57

     Section 11.1.  Appointment and Authorization of Agent.......................................    57
     Section 11.2.  Agent and its Affiliates.....................................................    57
     Section 11.3.  Action by Agent..............................................................    58
     Section 11.4.  Consultation with Experts....................................................    58
     Section 11.5.  Liability of Agent; Credit Decision..........................................    58
     Section 11.6.  Indemnity....................................................................    59
     Section 11.7.  Resignation of Agent and Successor Agent.....................................    59
     Section 11.8.  Interest Rate Hedging Arrangements...........................................    60
     Section 11.9.  Issuing Bank.................................................................    60

SECTION 12.    MISCELLANEOUS.....................................................................    60

     Section 12.1.  Withholding Taxes............................................................    60
     Section 12.2.  No Waiver, Cumulative Remedies...............................................    61
     Section 12.3.  Non-Business Days............................................................    61
     Section 12.4.  Documentary Taxes............................................................    61
     Section 12.5.  Survival of Representations..................................................    61
     Section 12.6.  Survival of Indemnities......................................................    62
     Section 12.7.  Sharing of Set-Off...........................................................    62
     Section 12.8.  Notices......................................................................    62
     Section 12.9.  Counterparts.................................................................    63
     Section 12.10. Successors and Assigns.......................................................    63

     Section 12.11. Participants.................................................................    63
     Section 12.12. Assignment of Commitments by Banks...........................................    64
     Section 12.13. Amendments...................................................................    64
     Section 12.14. Headings.....................................................................    65
     Section 12.15. Costs and Expenses...........................................................    65
     Section 12.16. Environmental Indemnification and Waiver.....................................    65
     Section 12.17. Set-off......................................................................    66
     Section 12.18. Entire Agreement.............................................................    66
     Section 12.19. Governing Law................................................................    66
     Section 12.20. Severability of Provisions...................................................    66
     Section 12.21. Excess Interest..............................................................    66
     Section 12.22. Confidentiality..............................................................    67
     Section 12.23. Single Bank..................................................................    67
     Section 12.24. Submission to Jurisdiction; Waiver of Jury Trial.............................    67

Signature Page...................................................................................    68

Exhibit A - Notice of Payment Request
Exhibit B - Notice of Borrowing
Exhibit C - Notice of Continuation/Conversion
Exhibit D - Revolving Note
Exhibit E - Term Note
Exhibit F - Compliance Certificate
Exhibit G - Assignment and Acceptance
Schedule 6.2 - Subsidiaries
Schedule 6.9 - Governmental Authority and Licensing
Schedule 6.13 - Approvals
Schedule 8.4 - Insurance Matters
Schedule 8.7 - Permitted Existing Indebtedness
Schedule 8.8 - Existing Liens
Schedule 8.9. - Existing Note Receivables

                               CREDIT AGREEMENT

To each of the Banks signatory hereto

Ladies and Gentlemen:

     The undersigned, Fountain View, Inc., a Delaware corporation (the "Borrower"), applies to you for your several commitments, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to extend credit to the Borrower, all as more fully hereinafter set forth. Each of you is hereinafter referred to as a "Bank," all of you are hereinafter referred to collectively as the "Banks," and Bank of Montreal in its capacity as agent for the Banks hereunder is hereinafter referred to as the "Agent."

Section 1.     The Credit Facilities.

     Section 1.1. Revolving Credit Commitments;. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower from time to time on a revolving basis up to the amount of such Bank's revolving credit commitment set forth on the applicable signature page hereof or pursuant to Section 12.12 hereof (its "Revolving Credit Commitment" and, cumulatively for all the Banks, the "Revolving Credit Commitments"), subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date. The sum of the aggregate principal amount of Revolving Loans and of L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Revolving Loans shall be made ratably from the Banks in proportion to their respective Revolver Percentages. As provided in Section 1.6(a) hereof, the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans or Eurodollar Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

     Section 1.2. Letters of Credit;. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Issuing Bank shall issue standby and commercial letters of credit (each a "Letter of Credit") for the Borrower's account in an aggregate undrawn face amount up to the amount of the L/C Commitment, provided that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between the Revolving Credit Commitments in effect at such time and the aggregate principal amount of Revolving Loans then outstanding. Each Letter of Credit shall be issued by the Issuing Bank, but each Bank shall be obligated to reimburse the Issuing Bank for such Bank's Revolver Percentage of the amount of each drawing thereunder and, accordingly, each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Bank pro rata in accordance with its Revolver Percentage.

     (b) Applications. At any time before the Revolving Credit Termination Date, the Issuing Bank shall, at the request of the Borrower, issue one or more Letters of Credit, in a form satisfactory to the Issuing Bank, with expiration dates no later than the earlier of 12 months from the date of issuance (or be cancelable not later than 12 months from the date of issuance and each renewal) or Revolving Credit Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Borrower for the relevant Letter of Credit in the form then customarily prescribed by the Issuing Bank for the Letter of Credit requested (each an "Application"). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1 hereof, (ii) except as otherwise provided in Section 1.9 hereof, before the occurrence of a Default or an Event of Default, the Issuing Bank will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the Issuing Bank is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Issuing Bank for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect. If the Issuing Bank issues any Letter of Credit with an expiration date that is automatically extended unless the Issuing Bank gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Issuing Bank will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) a Default or an Event of Default exists and the Agent, at the direction of the Required Banks, has given the Issuing Bank instructions not to so permit the extension of the expiration date of such Letter of Credit. The Issuing Bank agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7.2 hereof and the other terms of this Section 1.2 .

     (c) The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of the Borrower to reimburse the Issuing Bank for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon (Chicago time) on the date when each drawing is paid in immediately available funds at the Issuing Bank's principal office in Chicago, Illinois or such other office as the Issuing Bank may designate in writing to the Borrower. If the Borrower does not make any such reimbursement payment on the date due and the Participating Banks fund their participations therein in the manner set forth in Section 1.2(d) below, then all payments thereafter received by the Issuing Bank in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(d) below.

     (d) The Participating Interests. Each Bank, by its acceptance hereof, severally agrees to purchase from the Issuing Bank, and the Issuing Bank hereby agrees to sell to each such Bank (a "Participating Bank"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Revolver Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the Issuing Bank. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in Section 1.2(c) above, or if the Issuing Bank is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian, or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the Issuing Bank to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than 1:00 p.m. (Chicago time) the following Business Day, if such certificate is received after such time, pay to the Issuing Bank an amount equal to such Participating Bank's Revolver Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Issuing Bank to the date of such payment by such Participating Bank at a rate per annum equal to: (i) from the date the related payment was made by the Issuing Bank to the date 2 Business Days after payment by such Participating Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Base Rate in effect for each such day. Each such Participating Bank shall thereafter be entitled to receive its Revolver Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Issuing Bank retaining its Revolver Percentage as a Bank hereunder.

     The several obligations of the Participating Banks to the Issuing Bank under this Section 1.2 shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Borrower, the Agent, the Issuing Bank, any other Bank, or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment by a Participating Bank under this Section 1.2 shall be made without any offset, abatement, withholding, or reduction whatsoever. The Issuing Bank shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Issuing Bank hereunder (whether as fundings of participations, indemnities, or otherwise), but shall not be entitled to offset against amounts owed to the Issuing Bank by any Bank arising outside of this Agreement.

     (e) Indemnification. The Participating Banks shall, to the extent of their respective Revolver Percentages, indemnify the Issuing Bank (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss, or liability (except such as result from the Issuing Bank's gross negligence or willful misconduct) that the Issuing Bank may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Banks under this Section 1.2(e) and all other parts of this Section 1.2 shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.

     Section 1.3. Term Loan Commitments. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan (individually a "Term Loan" and collectively the "Term Loans") to the Borrower in the amount of such Bank's Term Loan Commitment as set forth on the applicable signature page hereof (its "Term Loan Commitment" and, cumulatively for all the Banks, the "Term Loan Commitments"). The Term Loans shall be made, if at all, on or before April 20, 1998, at which time the Term Loan Commitments shall expire. The Term Loans shall be advanced in a single Borrowing and shall be made ratably by the Banks in proportion to their respective Term Loan Percentages. As provided in Section 1.6(a) hereof, the Borrower may elect that the Term Loans be outstanding as Base Rate Loans or Eurodollar Loans. No amount repaid or prepaid on any Term Loan may be borrowed again.

     Section 1.4. Applicable Interest Rates. (a) Base Rate Loans. Each Base Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual days elapsed, except that determinations made under clause (ii) of the definition of Base Rate set forth below shall be computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurodollar Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

     "Base Rate" means for any day the greater of: (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, for U.S. Dollar loans to borrowers located in the United States with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (it being acknowledged and agreed that such rate may not be the Agent's best or lowest rate) and (ii) the sum of (x) the rate for that day set forth opposite the caption "Federal Fund (Effective)" in the daily statistical release designated as "Composite 3:30 P.M. Quotations for U.S. Government Securities," or any successor publication, published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, the rate determined by the Agent (based on quotations received from two or more Federal funds dealers of recognized standing) to be the prevailing rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day for the purchase at face value of overnight Federal funds in an amount approximately equal to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1%.

     (b) Eurodollar Loans. Each Eurodollar Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Base Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

     "Adjusted LIBOR" means, for any Borrowing of Eurodollar Loans, a rate per annum determined in accordance with the following formula:

     Adjusted LIBOR =             LIBOR
                     ---------------------------------
                     1 - Eurodollar Reserve Percentage

     "LIBOR" means, for an Interest Period for a Borrowing of Eurodollar Loans,
(a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Agent for delivery on the first day of and for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Agent as part of such Borrowing.

     "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day 2 Business Days before the commencement of such Interest Period.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

     "Eurodollar Reserve Percentage" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal, and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

     (d) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.

     Section 1.5. Minimum Borrowing Amounts. Each Borrowing of Base Rate Loans advanced under a Credit shall be in an amount not less than $500,000. Each Borrowing of Eurodollar Loans advanced, continued, or converted under a Credit shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $500,000.

     Section 1.6. Manner of Borrowing Loans and Designating Applicable Interest Rates. (a) Notice to the Agent. The Borrower shall give notice to the Agent by no later than 11:00 a.m. (Chicago time): (i) at least 3 Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurodollar Loans and (ii) on the date the Borrower requests the Banks to advance a Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to
Section 1.5's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurodollar Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurodollar Loans or convert part or all of such Borrowing into Base Rate Loans or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurodollar Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing) substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form acceptable to the Agent. Notices of the continuation of a Borrowing of Eurodollar Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurodollar Loans into Base Rate Loans or of Base Rate Loans into Eurodollar Loans must be given by no later than 11:00 a.m. (Chicago time) at least 3 Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation, or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued, or converted Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

     (b) Notice to the Banks. The Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from the Borrower received pursuant to Section 1.6(a) above and, if such notice requests the Banks to make Eurodollar Loans, the Agent shall give notice to the

Borrower and each Bank by like means of the interest rate applicable thereto promptly after the Agent has made such determination.

     (c) Borrower's Failure to Notify; Automatic Continuations and Conversions. Any outstanding Borrowing of Base Rate Loans shall automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Agent within the period required by
Section 1.6(a) that the Borrower intends to convert such Borrowing, subject to
Section 7.2 hereof, into a Borrowing of Eurodollar Loans or such Borrowing is prepaid in accordance with Section 1.9(a). If the Borrower fails to give notice pursuant to Section 1.6(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 1.6(a) or, whether or not such notice has been given, one or more of the conditions set forth in Section 7.2 for the continuation or conversion of a Borrowing of Eurodollar Loans would not be satisfied and such Borrowing is not prepaid in accordance with Section 1.9(a), such Borrowing shall automatically be converted into a Borrowing of Base Rate Loans.

     (d) Disbursement of Loans. Not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing, subject to Section 7 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Agent in Chicago, Illinois. The Agent shall make the proceeds of each new Borrowing available to the Borrower at the Agent's principal office in Chicago, Illinois (or by wire transfer of funds pursuant to the Borrower's written instructions to the Agent).

     (e) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Bank prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. (Chicago time) on) the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to (i) from the date the related advance was made by the Agent to the date 2 Business Days after payment by such Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date 2 Business Days after the date such payment is due from such Bank to the date such payment is made by such Bank, the Base Rate in effect for each such day. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.12 hereof, so that the Borrower will have no liability under such Section with respect to such payment.

     Section 1.7. Interest Periods. As provided in Section 1.6(a) hereof, at the time of each request to advance, continue, or create by conversion a Borrowing of Eurodollar Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Base Rate Loans, on the last day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following calendar quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter) and (b) in the case of a Eurodollar Loan, 1, 2, 3, 6, or 12 months thereafter; provided, however, that:

          (a) any Interest Period for a Borrowing of Revolving Loans consisting of Base Rate Loans that otherwise would end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date, and any Interest Period for a Borrowing of Term Loans consisting of Base Rate Loans that otherwise would end after the final maturity date of the Term Loans shall end on the final maturity date of the Term Loans;

          (b) no Interest Period with respect to any portion of the Term Loans shall extend beyond the final maturity date of the Term Loans, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Credit Termination Date;

          (c) no Interest Period with respect to any portion of the Term Loans consisting of Eurodollar Loans shall extend beyond a date on which the Borrower is required to make a scheduled payment of principal on the Term Loans, unless the sum of (a) the aggregate principal amount of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of Term Loans that are Eurodollar Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount to be paid on the Term Loans on such payment date;

          (d) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurodollar Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

          (e) for purposes of determining an Interest Period for a Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 1.8. Maturity of Loans. (a) Revolving Loans. Each Revolving Loan shall mature and become due and payable by the Borrower on the Revolving Credit Termination Date.

     (b) Scheduled Payments of Term Loans. The Borrower shall make principal payments on the Term Loans in installments on the last day of each March, June, September and December in each year, commencing with the calendar quarter ending March 31, 1999, with the amount of each such installment to equal to the amount set forth in Column B below opposite the relevant due date as set forth in Column A below:

                                                      Column B
              Column A                  Scheduled Principal Payment on
            Payment Date                         Term Notes
              06/30/99                          $1,250,000.00
              09/30/99                          $1,250,000.00
              12/31/99                          $1,250,000.00
              03/31/00                          $1,250,000.00
              06/30/00                          $2,500,000.00
              09/30/00                          $2,500,000.00
              12/31/00                          $2,500,000.00
              03/31/01                          $2,500,000.00
              06/30/01                          $5,000,000.00
              09/30/01                          $5,000,000.00
              12/31/01                          $5,000,000.00
              03/31/02                          $5,000,000.00
              06/30/02                          $5,625,000.00
              09/30/02                          $5,625,000.00
              12/31/02                          $5,625,000.00
              03/31/03                          $5,625,000.00
              06/30/03                          $6,875,000.00
              09/30/03                          $6,875,000.00
              12/31/03                          $6,875,000.00

, with a final payment of both principal and interest not sooner paid on the Term Loans due and payable on March 31, 2004, the final maturity thereof. Each such principal payment shall be applied to the Banks holding the Term Notes pro rata based upon their Term Loan Percentages.

     Section 1.9. Prepayments. (a) Optional. The Borrower shall have the privilege of prepaying without premium or penalty (except as set forth below with respect to Section 1.12 hereof) in whole or in part (but, if in part, then: (i) if such Borrowing is of Base Rate Loans, in an amount not less than $500,000, (ii) if such Borrowing is of Eurodollar Loans, in an amount not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.5 hereof remains outstanding) any Borrowing of Eurodollar Loans at any time upon 3 Business Days prior notice to the Agent or, in the case of a Borrowing of Base Rate Loans, notice delivered to the Agent by the Borrower no later than 11:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment plus any amounts due the Banks under Section 1.12 hereof. The Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrower. Any amount of Revolving Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again. No amount of the Term Loans paid or prepaid may be reborrowed. The amount of each prepayment of the Term Loans shall be applied on a ratable basis among all remaining payments on such Term Loans based on the principal amounts thereof.

     (b) Mandatory. (i) The Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 1.13 hereof, prepay the Revolving Loans and, if necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans and of L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced.

     (ii) If the Borrower or any Subsidiary shall at any time or from time to time make or agree to make a Disposition or shall suffer an Event of Loss resulting in Net Cash Proceeds in excess of $1,000,000 in any fiscal year of the Borrower, then (x) the Borrower shall promptly notify the Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Cash Proceeds to be received by the Borrower or such Subsidiary in respect thereof) and (y) promptly upon, and in no event later than the Business Day after, receipt by the Borrower or the Subsidiary of the Net Cash Proceeds of such Disposition or Event of Loss, the Borrower shall prepay the Term Loans in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds; provided that in the case of each Disposition and Event of Loss, if the Borrower states in its notice of such event that the Borrower or the applicable Subsidiary intends to reinvest, within 180 days of the applicable Disposition or receipt of Net Cash Proceeds from an Event of Loss (such period to be extended to 360 days in the aggregate if within 180 days of the applicable Disposition or receipt of Net Cash Proceeds from an Event of Loss the Borrower or the relevant Subsidiary has entered into a binding commitment letter with a non-Affiliated Person to reinvest such proceeds in accordance with the terms hereof), the Net Cash Proceeds thereof in assets similar to the assets which were subject to such Disposition or Event of Loss, then so long as no Default or Event of Default then exists, the Borrower shall not be required to make a mandatory prepayment under this Section 1.9(b)(ii) in respect of such Net Cash Proceeds to the extent such Net Cash Proceeds are actually reinvested in such similar assets within a 180 day period (or 360-day period, to the extent permitted above). Promptly after the end of such 180-day period (or 360-day period, to the extent permitted above), the Borrower shall notify the Agent whether the Borrower or such Subsidiary has reinvested such Net Cash Proceeds in assets in an Eligible Line of Business, and to the extent such Net Cash Proceeds have not been so reinvested, the Borrower shall promptly prepay the Term Loans in the amount of such Net Cash Proceeds not so reinvested. The amount of each such prepayment shall be applied on a ratable basis among all remaining payments on such Term Loans based on the principal amounts thereof. The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Banks for any breach of
Section 8.10 hereof.

       (iii) If after the date of this Agreement the Borrower or any Subsidiary shall issue new equity securities (whether common or preferred stock or otherwise), other than capital stock issued in connection with the exercise of employee stock options and capital stock issued in connection with an Acquisition permitted hereby to the extent the net proceeds thereof are paid to or for the account of the seller of such Acquired Business, the Borrower shall promptly notify the Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Borrower or such Subsidiary in respect thereof. Promptly upon, and in no event later than the Business Day after, receipt by the Borrower or such Subsidiary of Net Cash Proceeds of such issuance, the Borrower shall prepay the Term Loans in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds. The amount of each such prepayment shall be applied on a ratable basis among all remaining payments on such Term Loans based on the principal amounts thereof.

       (iv) If after the date of this Agreement the Borrower or any Subsidiary shall issue any Indebtedness for Borrowed Money, other than Indebtedness for Borrowed Money permitted by Section 8.7 hereof, the Borrower shall promptly notify the Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Borrower or such Subsidiary in respect thereof. Promptly upon, and in no event later than the Business Day after, receipt by the Borrower or such Subsidiary of Net Cash Proceeds of such issuance, the Borrower shall prepay the Term Loans in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds. The amount of each such prepayment shall be applied on a ratable basis among all remaining payments on such Term Loans based on the principal amounts thereof. The Borrower acknowledges that its performance hereunder shall not limit the rights and remedies of the Banks arising from any breach of Section 8.7 hereof.

       (v) If after the date of this Agreement the Borrower or any Subsidiary shall issue any Subordinated Debt, the Borrower shall promptly notify the Agent of the estimated Net Cash Proceeds of such issuance to be received by or for the account of the Borrower or such Subsidiary in respect thereof. Promptly upon, and in no event later than the Business Day after, receipt by the Borrower or such Subsidiary of Net Cash Proceeds of such issuance, the Borrower shall prepay the Term Loans in an aggregate amount equal to 100% of the amount of such Net Cash Proceeds. The amount of each such prepayment shall be applied on a ratable basis among all remaining payments on such Term Loans based on the principal amounts thereof.

       (vi) On April 15th of each year, beginning April 15, 1999, the Borrower shall prepay the Term Loans by an amount equal to 85% of Excess Cash Flow of Borrower and its Subsidiaries for the most recently completed fiscal year of the Borrower (herein, "Excess

Cash Flow Net Proceeds"); provided, however, that (x) in the event the outstanding principal balance of the Revolving Credit on the relevant April 15th payment date exceeds $7,500,000 (including outstanding Letters of Credit) in the aggregate, the Borrower may elect that all or any part of the Excess Cash Flow Net Proceeds be applied as a reduction to the Revolving Credit pursuant to
Section 1.9(a) hereof, with the balance of Excess Cash Flow Net Proceeds not so applied to be applied to the Term Loans in accordance with the terms set forth above and (y) the Borrower shall not be required to make such prepayment with respect to any fiscal year in which the Leverage Ratio (determined as of the last day of such fiscal year) is less than or equal to 4.5 to 1.0. The amount of each such prepayment shall be applied on a ratable basis among all remaining payments on each such Term Loans based on the principal amounts thereof.

       (vii) Unless the Borrower otherwise directs, prepayments of Loans under this Section 1.9(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Eurodollar Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 1.9(b) shall be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date of prepayment together with any amounts due the Banks under Section 1.12 hereof. Each prefunding of L/C Obligations shall be made in accordance with Section 9.4 hereof.

       Section 1.10. Default Rate. Notwithstanding anything to the contrary contained in Section 1.4 hereof, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Loans (computed on the basis of a year of 360 days and actual days elapsed) at a rate per annum equal t o:

               (a) for any Base Rate Loan, the sum of 2% plus the Applicable Margin plus the Base Rate from time to time in effect; and

               (b) for any Eurodollar Loan, the sum of 2% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect;

provided, however, that in the absence of acceleration, any adjustments pursuant to this Section 1.10 shall be made at the election of the Required Banks with written notice to the Borrower. While any Event of Default exists or after acceleration, interest shall be paid on demand of the Agent at the request or with the consent of the Required Banks.

       Section 1.11. The Notes. (a) The Revolving Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit D hereto. Each such promissory note is hereinafter referred to as a "Revolving Note" and collectively such promissory notes are referred to as the "Revolving Notes."

       (b) The Term Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit E hereto. Each such promissory note is hereinafter referred to as a "Term Note" and collectively such promissory notes are referred to as the "Term Notes."

       (c) Each Bank shall record on its books and records or on a schedule to its appropriate Note the amount of each Loan advanced, continued or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Eurodollar Loan, the Interest Period and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Bank or on a schedule to the relevant Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the appropriate Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

       Section 1.12. Funding Indemnity. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

               (a) any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of its Interest Period,

               (b) any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Eurodollar Loan, or to convert a Base Rate Loan into a Eurodollar Loan, on the date specified in a notice given pursuant to Section 1.6(a),

               (c) any failure by the Borrower to make any payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or

               (d) any acceleration of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be deemed prima facie correct.

          Section 1.13.  Commitment Terminations.  (a) Optional Revolving
Credit Terminations. The Borrower shall have the right at any time and from time to time, upon 3 Business Days prior written notice to the Agent, to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $1,000,000 and (ii) allocated ratably among the Banks in proportion to their respective Revolver Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans and of L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below $4,000,000 shall reduce the L/C Commitment by a like amount. The Agent shall give prompt notice to each Bank of any such termination of the Revolving Credit Commitments.

          (b) Mandatory Revolving Credit Terminations. If at any time Net Cash Proceeds or Excess Cash Flow Net Proceeds remain after the prepayment of the Term Loans in full pursuant to Section 1.9(b) hereof, the Revolving Credit Commitments shall ratably terminate by an amount equal to 100% of such excess proceeds.
          (c) Mandatory Termination Upon a Change of Control. After the occurrence of a Change of Control, the Required Banks may, by written notice to the Borrower at any time on or before the date occurring 90 days after the date the Borrower notifies the Banks of such Change of Control, terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which shall in no event be sooner than 30 days after the occurrence of such Change of Control). On the date the Commitments are so terminated, all outstanding Obligations (including, without limitation, all principal of and accrued interest on the Notes) shall forthwith be due and payable without further demand, presentment, protest, or notice of any kind and the Borrower shall immediately pay to the Banks the full amount then available for drawing under each Letter of Credit, such amount to be held in the Account referred to in Section 9.4 hereof (the Borrower agreeing to immediately make such payment on the date the Commitments are so terminated and acknowledging and agreeing that the Banks would not have an adequate remedy at law for the failure by the Borrower to honor any such demand and that the Banks, and the Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any of the Letters of Credit).

          (d) Any termination of the Commitments pursuant to this Section 1.13 may not be reinstated.

SECTION 2. FEES AND SUBSTITUTION OF BANKS.

     Section 2.1.  Fees.  (a)  Revolving Credit Commitment Fee.  The
Borrower shall pay to the Agent for the ratable account of the Banks in accordance with their Revolver Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily Unused Revolving Credit Commitments. Such commitment fee shall be payable quarter-annually in arrears on the last day of each March, June, September and December in each year

(commencing June 30, 1998) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination.

       (b) Letter of Credit Fees. Quarterly in arrears, on the last day of each calendar quarter, commencing June 30, 1998, the Borrower shall pay to the Issuing Bank for its own account a facing fee equal to .125% per annum (computed on the basis of a year of 360 days and the actual number of days elapsed) applied to the daily average face amount of standby Letters of Credit outstanding during such quarter. Quarterly in arrears, on the last day of each calendar quarter, commencing on June 30, 1998, the Borrower shall pay to the Agent, for the ratable benefit of the Banks in accordance with their Revolver Percentages, a letter of credit fee at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Borrower shall pay to the Issuing Bank for its own account the Issuing Bank's standard drawing, negotiation, amendment, and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding sentence may be established by the Agent from time to time.

       (c) Agent Fees. The Borrower shall pay to the Agent, for its own use and benefit, the fees set forth in that certain commitment letter dated February 6, 1998, by and among Heritage Partners Management Company, Inc., the Borrower, and Bank of Montreal, or as otherwise agreed to by the Agent and the Borrower.

       (d) Audit Fees. The Borrower shall pay to the Agent for its own use and benefit charges for audits of the Collateral performed by the Agent or its agents or representatives in such amounts as the Agent may from time to time request (the Agent acknowledging and agreeing that such charges shall be computed in the same manner as it at the time customarily uses for the assessment of charges for similar collateral audits); provided, however, that in the absence of any Default and Event of Default, the Borrower shall not be required to pay the Agent for more than one such audit during any calendar year.

       Section 2.2.  Substitution of Banks.  Upon the receipt by the Borrower of
(a) a claim from any Bank for compensation under Section 10.3 or 12.1 hereof or
(b) notice by any Bank to the Borrower of any illegality pursuant to Section
10.1 hereof, or in the event any Bank is in default in any material respect with respect to its obligations under the Loan Documents (herein, a "Defaulting Bank") (any such Bank referred to in clause (a) or (b) above, or any such Defaulting Bank, being hereinafter referred to as an "Affected Bank"), the Borrower may, in addition to any other rights the Borrower may have hereunder or under applicable law, require, at its expense, any such Affected Bank to assign, at par plus accrued interest and fees, without recourse, all of its interest, rights and obligations hereunder (including all of its Commitments and the Loans and participation interests in Letters of Credit and other amounts at any time owing to it hereunder and the other Loan Documents) to a bank or other institutional lender specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule, or regulation or order of any court or other governmental authority, (ii) the Borrower shall have received the written consent of the Agent, which consent shall not be unreasonably withheld, to such assignment,
(iii) the Borrower shall have paid to the Affected Bank all monies (together with amounts due such Affected Bank under Section 1.12 hereof as if the Loans owing to it were prepaid rather than assigned) other than such principal and accrued interest and fees, and (iv) the assignment is entered into in accordance with the other requirements of Section 12.12 hereof.

SECTION 3. PLACE AND APPLICATION OF PAYMENTS.

     All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) for the benefit of the Bank or Banks entitled thereto. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Banks have purchased Participating Interests ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Agent or any of the Banks after the occurrence and during the continuation of an Event of Default shall be remitted to the Agent and distributed as follows:

            (a) first, to the payment of any outstanding costs and expenses reasonably incurred by the Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or by the Agent, and any security trustee therefor, in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Borrower has agreed to pay the Agent under Section 12.15 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments theretofore made to the Agent);

            (b) second, to the payment of any outstanding interest or other fees or amounts due under the Notes and the other Loan Documents, in each case other than for principal on the Loans or in reimbursement or collateralization of L/C Obligations, pro rata as among the Agent and the Banks in accord with the amount of such interest and other fees or amounts owing each;

            (c) third, to the payment of the principal of the Notes and any unpaid Reimbursement Obligations and to the Agent to be held as collateral security for any other L/C Obligations (until the Agent is holding an amount of cash equal to the then outstanding amount of all such L/C Obligations), the aggregate amount paid to or held as collateral security for the Banks to be allocated pro rata as among the Banks in accord with the aggregate unpaid principal balances of their Loans and interests in the Letters of Credit;

            (d) fourth, to the Agent and the Banks ratably in accordance with the amounts of any other indebtedness, obligations or liabilities of the Borrower and its Subsidiaries owing to each of them and secured by the Collateral Documents (other than for Hedging Liability described in subsection (e) below), unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied;

            (e) fifth, to the payment of the Hedging Liability (if any) pro rata as among the Banks and their Affiliates to whom such Hedging Liability is owed in accordance with the then respective unpaid amounts of such liability; and

            (f) sixth, to the Borrower or whoever else may be lawfully entitled thereto.

SECTION 4. COLLATERAL AND GUARANTIES.

     Section 4.1. Collateral. The Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of the Borrower and each Subsidiary in all capital stock or other equity interests held by such Person in each of its Subsidiaries, whether now owned or hereafter formed or acquired, and all proceeds thereof, and by valid, perfected (subject to the proviso appearing at the end of this sentence) and enforceable Liens on all right, title, and interest of the Borrower and each Subsidiary in all accounts and account receivables, notes and note receivables, contract rights, instruments, documents, chattel paper, general intangibles (including, without limitation, patents, trademarks, tradenames, copyrights, and other intellectual property rights), investment property, deposit accounts, inventory, machinery and equipment, and real estate, whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, however, that: (a) Liens need be granted on leasehold interests in nursing home properties leased by the Borrower or any of its Subsidiaries on the date of this Agreement, other than the Snukal Properties, to the extent the owner of the relevant Property fails to consent to the leasehold mortgage requested by the Agent or refuses to consent thereto without payment of a fee (other than a de minimus fee in the nature of a processing fee and/or an agreement to pay all costs and expenses of the consenting party), but only so long as the Borrower and the relevant Subsidiaries have and continue at all times to use their commercially reasonable efforts to obtain such consents and such efforts fail (the Borrower hereby agreeing to provide the Agent on a monthly basis a status report as to outstanding consents and the efforts made to date to obtain the same), (b) the Lien of the Agent on Property subject to a Capital Lease or conditional sale agreement or subject to a purchase money lien in each instance permitted hereby shall be subject to the rights of the lessor or lender thereunder, (c) until an Event of Default has occurred and is continuing and thereafter until otherwise required by the Agent or the Required Banks, (i) Liens on deposit accounts maintained by the Borrower or any Subsidiary with financial institutions other than the Lenders need not be perfected provided the total value of such property at any one time not so perfected does not exceed $500,000 in the aggregate, (ii) a Lien on the note receivable owing to the Borrower by William Scott in the principal amount not exceeding $2,600,000 need not be perfected, (iii) Liens on note receivables need not be perfected provided the total value of such property at any one time not so perfected does not exceed $500,000 in the aggregate, (iv) Liens on vehicles which are subject to a certificate of title law need not be perfected provided that the total value of such property at any one time not so perfected does not exceed $500,000 in the aggregate, and (v) no Lien need be granted upon the capital stock of Alexandria Convalescent Hospital, Inc., a California corporation (herein, "Alexandria") or upon its equipment, so long as the Borrower is in compliance with Section 8.21 hereof. The Borrower acknowledges and agrees that the Liens on the Collateral shall be granted to the Agent for the benefit of itself and the Banks and the Issuing Bank and shall be valid and perfected first priority Liens subject, however, to the proviso appearing at the end of the immediately preceding sentence, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance satisfactory to the Agent.

          Section 4.2. Guaranties. The payment and performance of the Obligations shall at all times be guaranteed by each direct and indirect Subsidiary of the Borrower pursuant to one or more guaranty agreements in form and substance acceptable to the Agent, as the same may be amended, modified or supplemented from time to time (individually a "Guaranty" and collectively the 'Guaranties").

          Section 4.3. Further Assurances. The Borrower agrees that it shall, and shall cause each Subsidiary to, from time to time at the request of the Agent or the Required Banks, execute and deliver such documents and do such acts and things as the Agent or the Required Banks may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event the Borrower or any Subsidiary forms or acquires any other Subsidiary after the date hereof, the Borrower shall within 10 Business Days of such formation or acquisition cause such newly formed or acquired Subsidiary to execute a Guaranty and such Collateral Documents as the Agent may then require, and the Borrower shall also deliver to the Agent, or cause such Subsidiary to deliver to the Agent, at the Borrower's cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Agent in connection therewith.

          Section 4.4.  Liens on Real Property.  In the event that the
Borrower or any Subsidiary owns or hereafter acquires any real property (including, without limitation, any leasehold interests), the Borrower shall, or shall cause such Subsidiary to, execute and deliver to the Agent (or a security trustee therefor) a mortgage or deed of trust acceptable in form and substance to the Agent for the purpose of granting to the Agent for the benefit of the Banks a Lien on such real property to secure the Obligations, shall pay all taxes, costs and expenses incurred by the Agent in recording such mortgage or deed of trust, and shall at its expense supply to the Agent a survey, environmental report, hazard insurance policy, and a mortgagee's policy of title insurance from a title insurer reasonably acceptable to the Agent insuring the validity of such mortgage or deed of trust and its status as a first Lien (subject to Liens permitted by this Agreement) on the real property encumbered thereby and such other instrument, documents, certificates, and opinions reasonably required by the Agent in connection therewith, provided that (i) Liens on leasehold interests in real property need not be granted to the extent set forth in Section 4.1(a) above, and (ii) the Borrower shall have sixty (60) days after the date of this Agreement to provide to the Agent Liens on real property owned or leased by the Borrower and its Subsidiaries on the date of this Agreement and to deliver the title policies, surveys, environmental reports, hazard insurance policies and other items referred to above with respect thereto.

SECTION 5.     DEFINITIONS; INTERPRETATION.

     Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

     "Account" is defined in Section 9.4 hereof.

     "Acquired Business" means the entity or assets acquired by the Borrower or a Subsidiary in an Acquisition, whether before or after the date hereof.

     "Acquisition EBITDA" means, with reference to any period and any Acquired Business of a Target, the total net income (as determined in accordance with GAAP) of such Target arising out of the Acquired Business plus the sum of all amounts deducted in arriving at such net income amount in respect of (x) interest expense for such period, (y) federal, state, and local income taxes for such period, and (z) depreciation of fixed assets and amortization of intangible assets for such period, and adjusted for non-recurring expenses and income reasonably determined by the Borrower in good faith and established to the reasonable satisfaction of the Agent.

     "Acquisition " means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

     "Acquisition Corp." means the Borrower's Wholly-owned Subsidiary, FV-SCC Acquisition Corp., a Delaware corporation.

     "Adjusted EBITDAR" means, with reference to any period, EBITDAR for such period calculated on a pro forma basis in good faith by the Borrower and established to the reasonable satisfaction of the Agent, in accordance with the balance sheets, income statements and other related financial statements furnished to the Agent and the Banks prior to the date hereof (including, without limitation, such financial statements reflecting the Briarcliff and Summit acquisitions and the cost savings relating thereto as reflected on the opening day covenant compliance certificate delivered by the Borrower on the date of this Agreement) or, with respect to future periods, pursuant to Section 8.9(j) hereof, as if each Acquisition which occurred prior to the date of this Agreement and each Acquisition occurring on or after the date of this Agreement and permitted by Section 8.9(j) hereof occurring during such period had taken place on the first day of such period.

     "Adjusted LIBOR" is defined in Section 1.4(b) hereof.

     "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interest of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

     "Agent" means Bank of Montreal, and any successor pursuant to Section 11.7 hereof.
     "Alexandria" is defined in Section 4.1 hereof.

     "Applicable Margin" means, with respect to Loans, Reimbursement Obligations, and the Revolving Credit Commitment fees and letter of credit fees payable under Section 2.1 hereof, from the date of this Agreement through the first Pricing Date the rate per annum specified below:

     Applicable Margin for Base Rate Loans and
     Reimbursement Obligations:                                 1.75%

     Applicable Margin for Eurodollar Loans:                    2.75%

     Applicable Margin for Revolving Credit Commitment
     fee:                                                        .50%

     Applicable Margin for letter of credit fee:                2.75%

; provided that the Applicable Margin shall be subject to quarterly adjustments on the first Pricing Date, and thereafter from one Pricing Date to the next, so that the Applicable Margin means a rate per annum determined in accordance with the following schedule:

                              Applicable Margin    Applicable Margin    Applicable Margin
                              for Base Rate        for Eurodollar       for  Revolving
  Leverage Ratio              Loans and            Loans and Letter     Credit Commitment
 for Such Pricing             Reimbursement        of credit Fee        Fee Shall Be:
 Date                         Obligations shall    Shall Be:
                              be:
Greater than or                   1.75%                2.75%                 .50%
equal to 6.0 to 1.0

Less than 6.0 to 1.0, but
greater  than or equal to         1.5%                 2.5%                  .50%
 5.5  to 1.0

Less than 5.5 to                  1.25%                2.25%                 .50%
 1.0, but greater
 than or equal to
 5.0 to 1.0

Less than 5.0 to                   1.0%                2.00%                 .50%
 1.0, but greater
 than or equal to
 4.5 to 1.0

Less than 4.5 to                   .75%                1.75%                 .50%
 1.0

For purposes hereof, the term "Pricing Date" means, for any fiscal quarter of the Borrower ending on or after March 31, 1998, the date on which the Agent is in receipt of the Borrower's most recent financial statements for the fiscal quarter then ended, pursuant to Section 8.5(a) or (b) hereof. The Applicable Margin shall be established based on the Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.5(a) or (b) hereof, and such Default remains uncured for a period of 10 Business Days, until such financial statements and audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Leverage Ratio shall be deemed to be greater than 6.0 to 1.0). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the Borrower's fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Banks if reasonably determined.

     "Application" is defined in Section 1.2(b) hereof.

     "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 7.1(h) hereof or on any update of any such list provided by the Borrower to the Agent, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Agent.

     "Bank" is defined in the introductory paragraph of this Agreement and includes each assignee bank pursuant to Section 12.12 hereof.

     "Base Rate" is defined in Section 1.4(a) hereof.

     "Base Rate Loan" means a Loan bearing interest at a rate specified in
Section 1.4(a) hereof.

     "Borrower" is defined in the introductory paragraph of this Agreement.

     "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks under a Credit on a single date and, in the case of Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Banks under a Credit according to their Percentages of such Credit. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loans to the other, all as requested by the Borrower pursuant to Section 1.6(a).

     "Business Day" means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of a Eurodollar Loan, on which banks are dealing in U.S. Dollar deposits in the interbank eurodollar market in London, England.

     "Capital Expenditures" means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included as "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such Person.

     "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

     "Change of Control" means the occurrence of any of the following: (a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than one or more

Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 45% of the Voting Stock of the Borrower (measured by voting power rather than number of shares), (b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (as defined above), other than one or more Principals and their Related Parties, becomes the "beneficial owner" (as defined above), directly or indirectly, of more than 35% of the Voting Stock of the Borrower (measured by voting power rather than number of shares) and the Principals and their Related Parties in the aggregate "beneficially own" (as defined above) less than 35% of the Voting Stock of the Borrower (measured by voting power rather than number of shares) or, in the event the Borrower has consummated a public offering of its common stock, less than 25% of the Voting Stock of the Borrower (measured by voting power rather than number of shares), (c) the failure of individuals who are members of the board of directors of the Borrower on the date of this Agreement (together with any new or replacement directors whose initial nomination for election was approved by a majority of the directors who were either directors on the date of this Agreement or previously so approved) to constitute a majority of the board of directors of the Borrower, or (d) any "Change of Control" (or words of like import), as defined in any instrument, agreement or indenture relating to any issue of Subordinated Debt, shall occur, the effect of which is to cause the acceleration of any Subordinated Debt or to enable the holder of any Subordinated Debt to cause the Borrower or any Subsidiary to repurchase, redeem, repay, or otherwise retire any Subordinated Debt.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Collateral" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Agent, or any security trustee therefor, by the Collateral Documents.

     "Collateral Documents" means the Mortgages, the Security Agreement, the Pledge Agreement, and all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the Obligations or any part thereof.

     "Commitments" means the Revolving Credit Commitments, the L/C Commitment, and the Term Loan Commitments.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Code.

     "Credit" means any of the Revolving Credit or the Term Credit.

     "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurodollar Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Disposition" means the sale, lease, conveyance, or other disposition of Property, other than sales or other dispositions expressly permitted under
Section 8.10(a) or 8.10(b) hereof.

     "EBITDAR" means, with reference to any period, Net Income for such period plus the sum (without duplication) of all amounts deducted in arriving at such Net Income amount in respect of (w) Interest Expense for such period, (x) federal, state and local income taxes for such period, (y) depreciation of fixed assets and amortization of intangible assets for such period, and (z) Rental Expense for such period (plus, to the extent deducted in arriving at EBITDAR for the relevant period, expenses incurred pursuant to the August 1997 Fountain View, Inc. recapitalization and expenses incurred pursuant to the Summit Merger and the financing associated with it).

     "Eligible Line of Business" means any business engaged in as of the date of this Agreement by the Borrower and its Subsidiaries relating to owning or operating a skilled nursing care facility or post-acute care facility or a line of business reasonably related thereto (including businesses related to therapy, medical equipment and supplies, and pharmacy) in the healthcare industry.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

     "Eurodollar Loan" means a Loan bearing interest at the rate specified in
Section 1.4(b) hereof.

     "Eurodollar Reserve Percentage" is defined in Section 1.4(b) hereof.

     "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

     "Event of Loss" means, with respect to any Property, any of the follows:
(a) any loss, destruction or damage of such Property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

     "Excess Cash Flow" means, with respect to any period, the amount (if any) by which (A) the difference (if any) of (i) Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of all charges for (x) depreciation of fixed assets and amortization of intangible assets for such period, (y) deferred taxes for such period, and (z) all other non-cash items to Net Income for such period, minus (plus)

(ii) additions (reductions) to non-cash working capital of the Borrower and its Subsidiaries for such period (i.e., the increase or decrease in consolidated non-cash current assets of the Borrower and Subsidiaries minus the consolidated current liabilities (excluding the current maturities of long-term debt) of the Borrower and its Subsidiaries from the beginning to the end of such period) exceeds (B) the sum of (i) the aggregate amount of payments required to be made by the Borrower and its Subsidiaries during such period in respect of all principal on all Indebtedness for Borrowed Money (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise), plus (ii) the aggregate amount of Capital Expenditures incurred by the Borrower and its Subsidiaries during such period, plus (iii) cash paid by the Borrower or any of its Subsidiaries as part of the Total Consideration for an Acquisition permitted by this Agreement.

     "Excess Cash Flow Net Proceeds" is defined in Section 1.9(b)(vi) hereof.

     "Existing Credit Agreements" means, collectively, (i) that certain Credit Agreement dated as of March 6, 1998 between the Borrower and Bank of Montreal, individually and as agent, and the other lenders party thereto, (ii) that certain Credit Agreement dated as of March 6, 1998, between FV-SCC Acquisition Corp. and Bank of Montreal, individually and as agent, and the other lenders party thereto, and (iii) that certain Third Amended and Restated Credit Agreement dated as of December 15, 1995, between, by and among Summit Care Corporation, Bank of Montreal, individually and as agent, and the other lenders party thereto.

     "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Base Rate appearing in
Section 1.4(a) hereof.

     "Fixed Asset Maintenance Expenditures" means, for any period, Capital Expenditures incurred during such period in order to repair, replace, or otherwise maintain the Borrower's and each of its Subsidiary's operating facilities, and all the equipment and real property relating thereto, in good working order and condition.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable statute and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

     "Hedging Liability" means the liability of the Borrower to any of the Banks in respect of any interest rate swaps, interest rate caps, interest rate collars, or other interest rate hedging arrangements as the Borrower may from time to time enter into with any one or more of the Banks party to this Agreement or their Affiliates. Unless and until the amount of the Hedging Liability is fixed and determined, the Hedging Liability shall be deemed to be 4% per annum of the notional amount of the hedge from the date of computation to the date the hedge expires.

     "Hostile Acquisition" means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, and as to which such approval has not been withdrawn.

     "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable and wages arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and (v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

     "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "Interest Period" is defined in Section 1.7 hereof.

     "Issuing Bank" means Bank of Montreal.

     "L/C Commitment" means $4,000,000, as reduced pursuant to the terms hereof.

     "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

     "Lending Office" is defined in Section 10.4 hereof.

     "Letter of Credit" is defined in Section 1.2(a) hereof.

     "Leverage Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (a) the sum of Total Funded Debt of the Borrower and its Subsidiaries as of the last day of such fiscal quarter, plus the product of Rental Expense of the Borrower and its Subsidiaries for the four fiscal quarters then ended multiplied by 8, to (b) Adjusted EBITDAR of the Borrower and its Subsidiaries for the four fiscal quarters then ended.

     "LIBOR" is defined in Section 1.4(b) hereof.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan" means a Base Rate Loan or Eurodollar Loan, each of which is a "type" of Loan hereunder, outstanding as a Revolving Loan or Term Loan, as applicable.

     "Loan Documents" means this Agreement, the Notes, the Applications, the Collateral Documents, the Guaranties, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower, or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower or any Subsidiary to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Subsidiary of any Loan Document.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgages" means all mortgages and deeds of trust from time to time executed and delivered by the Borrower and its Subsidiaries pursuant to Section 4 of this Agreement granting the Agent, or any security trustee therefor, Liens on real property as security for the Obligations or any part thereof.

     "Net Cash Proceeds" means, as applicable, (a) with respect to any Disposition by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of (i) reasonable direct costs relating to such Disposition, (ii) sale, use, or other transactional taxes paid or payable by such Person as a direct result of such Disposition, and (iii) amounts required to be applied to repay principal of, premium, if any, and interest on any Indebtedness for Borrowed Money secured by a Lien on the Property (or portion thereof) sold or otherwise disposed of (other than the Obligations hereunder) which is required to be and is repaid in connection with such Disposition; (b) with respect to any Event of Loss of a Person, cash and cash equivalent proceeds received by or for such Person's account (whether as a result of payments made under any applicable insurance policy therefor or in connection with condemnation proceedings or otherwise), net of reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments; and (c) with respect to any offering of equity securities of a Person or the issuance of any Indebtedness for Borrowed Money by a Person, cash and cash equivalent proceeds received by or for such Person's account, net of reasonable legal, underwriting, and other fees and expenses incurred as a direct result thereof.

     "Net Income" means, with reference to any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP.

     "Net Worth" means, at any time the same is to be determined, total shareholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on the balance sheet of the Borrower and its Subsidiaries prepared on a consolidated basis in accordance with GAAP.

     "Notes" means and includes the Revolving Notes and Term Notes.

     "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal and interest on Loans and Reimbursement Obligations, and all other payment obligations of the Borrower or any Subsidiary arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising.

     "Participating Bank" is defined in Section 1.2(d) hereof.

     "Participating Interest" is defined in Section 1.2(d) hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

     "Percentage" means for any Bank its Revolver Percentage or Term Loan Percentage, as applicable.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Pledge Agreement" means that certain Pledge Agreement dated of even date herewith among the Borrower, certain of its Subsidiaries, and the Agent, as the same may be amended, modified or restated from time to time.

     "Principals" means Heritage Partners Management Company, Inc. and Heritage Fund II, L.P.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Reimbursement Obligation" is defined in Section 1.2(c) hereof.

     "Related Party" with respect to any Principal means (a) any controlling holder of equity interests, 80% (or more) owned subsidiary, or spouse or ex-spouse or immediate family member (in the case of an individual) of such Principal, or (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (a), or (c) any investment fund, whether a limited partnership, limited liability company or corporation or other entity managed or controlled by Heritage Partners Management Company, Inc.

     "Rental Expense" means, for any period, all rental expense of the Borrower and its Subsidiaries with respect to any and all real and personal property leases for such period as determined on a consolidated basis in accordance with GAAP.

     "Required Banks" means, at any time, Banks whose outstanding Loans and interests in Letters of Credit and Unused Revolving Credit Commitments constitute more than 50% of the sum of the total outstanding Loans, interests in Letters of Credit and Unused Revolving Credit Commitments of the Banks.

     "Revolving Credit" means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 1.1 and 1.2 hereof.

     "Revolver Percentage" means, for each Bank, the percentage of the Revolving Credit Commitments represented by such Bank's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Bank (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all Revolving Loans and L/C Obligations then outstanding.

     "Revolving Credit Commitment" is defined in Section 1.1 hereof.

     "Revolving Credit Termination Date" means April 16, 2004, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.13, 9.2 or 9.3 hereof.

     "Revolving Loan" is defined in Section 1.1 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a "type" of Revolving Loan hereunder.

     "Revolving Note" is defined in Section 1.11(a) hereof.

     "S&P" means Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc.

     "Security Agreement" means that certain Security Agreement dated of even date herewith among the Borrower, certain of its Subsidiaries, and the Agent, as the same may be amended, modified or restated from time to time.

     "Senior Leverage Ratio" means, as of the last day of any fiscal quarter of the Borrower, the ratio of (a) the sum of Total Senior Funded Debt of the Borrower and its Subsidiaries as of the last day of such fiscal quarter, plus the product of Rental Expense of the Borrower and its Subsidiaries for the four fiscal quarters then ended multiplied by 8, to (b) Adjusted EBITDAR of the Borrower and its Subsidiaries for the four fiscal quarters then ended.

     "Snukal Properties" means the real property leased by the Borrower or any of its Subsidiaries which is owned or controlled by Robert M. Snukal and Sheila
S. Snukal, or either of them (or any Person controlled by either of them).

     "Subordinated Debt" means Indebtedness for Borrowed Money of the Borrower or any Subsidiary owing to any Person on terms and conditions, and in such amounts, acceptable to the Agent and the Required Banks in their sole discretion and which is subordinated in right of payment to the prior payment in full of the Obligations pursuant to written subordination provisions approved in writing by the Agent and the Required Banks.

     "Subordinated Note Indenture" means that certain Indenture dated April 16, 1998, among the Borrower, the Subsidiaries party thereto as guarantors, and State Street Bank and Trust Company, relating to the Borrower's issuance of $120,000,000 of Senior Subordinated Notes due 2008 thereunder.

     "subsidiary" means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. The term "Subsidiary" means a subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.

     "Summit" means Summit Care Corporation, a California corporation.

     "Summit Merger" means the merger of Acquisition Corp. with and into Summit pursuant to the terms of the Summit Merger Agreement, with Summit surviving the merger.

     "Summit Merger Agreement" means that certain Agreement and Plan of Merger dated as of February 6, 1998, by and among Summit, the Borrower, Acquisition Corp., and Heritage Fund I, L.P., all exhibits, schedules, and attachments thereto, and all instruments and documents to be executed and delivered in connection therewith.

     "Target" means the Persons whose assets or equity interests are the subject of an Acquisition.

     "Term Credit" means the credit facility for Term Loans described in Section
1.3 hereof.

     "Term Loan Commitment" is defined in Section 1.3 hereof.

     "Term Loan" is defined in Section 1.3 hereof and, as so defined, includes a Base Rate Loan or a Eurodollar Loan, each of which is a "type" of Term Loan hereunder.

     "Term Note" is defined in Section 1.11(b) hereof.

     "Term Loan Percentage" means, for each Bank, the percentage of the Term Loan Commitments represented by such Bank's Term Loan Commitment or, if the Term Loan

Commitments have been terminated or have expired, the percentage held by such Bank of the aggregate principal amount of all Term Loans then outstanding.

     "Total Consideration" means the total amount (but without duplication) of
(a) cash paid in connection with any Acquisition, plus (b) indebtedness payable to the seller in connection with such Acquisition, plus (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, plus (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon the Borrower or its Subsidiary meeting financial performance objectives (discounted at the Base Rate), but only to the extent not included in clause (a), (b), or (c) above, plus (e) the amount of indebtedness assumed in connection with such Acquisition.

     "Total Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries at such time, including all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Borrower or any of its Subsidiaries or which the Borrower or any of its Subsidiaries has agreed to purchase or otherwise acquire or in respect of which the Borrower or any of its Subsidiaries has otherwise assured a creditor against loss.

     "Total Senior Funded Debt" means, at any time the same is to be determined, Total Funded Debt at such time minus the aggregate amount of Subordinated Debt then outstanding.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

     "Unused Revolving Credit Commitments" means, at any time, the difference between the Revolving Credit Commitments then in effect and the aggregate outstanding principal amount of Revolving Loans and L/C Obligations.

     "Voting Stock" of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

     "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

     "Wholly-owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.

     Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

     Section 5.3. Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Banks may by notice to the Banks and the Borrower, respectively, require that the Banks and the Borrower negotiate in good faith to amend such covenants, standards, and term so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Banks in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section 5.3, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.

Section 6.     Representations and Warranties.

     The Borrower represents and warrants to the Agent and the Banks as follows:

     Section 6.1. Organization and Qualification. The Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the state of its incorporation, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.

     Section 6.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Schedule 6.2 hereto (as the same may be deemed amended pursuant to Section 8.10(c) or 8.17 hereof) identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 (as the same may be deemed amended pursuant to Section 8.10(c) or 8.17 hereof) as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary free and clear of all Liens other than the Liens granted in favor of the Agent pursuant to the Collateral Documents. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

     Section 6.3. Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to grant to the Agent the Liens described in the Collateral Documents executed by the Borrower, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. Each Subsidiary has full right and authority to enter into the Loan Documents executed by it, to guarantee the Obligations, to grant to the Agent the Liens described in the Collateral Documents executed by such Person, and to perform all of its obligations under the Loan Documents executed by it. The Loan Documents delivered by the Borrower and by each Subsidiary have been duly authorized, executed and delivered by such Person and constitute valid and binding obligations of such Person enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrower or any Subsidiary of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Borrower or any Subsidiary or any provision of the charter, articles of incorporation, by-laws or comparable constituent documents of the Borrower or any Subsidiary, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or any of its Property, in each case where such contravention or default is reasonably likely to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary other than the Liens granted in favor of the Agent pursuant to the Collateral Documents.

     Section 6.4. Use of Proceeds; Margin Stock. The Borrower shall use the proceeds of the Loans and other extensions of credit made available hereunder for the purpose of retiring the indebtedness outstanding under the Existing Credit Agreements and for its general working capital purposes and such other legal and proper purposes as are consistent with all applicable laws. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     Section 6.5. Financial Reports. (a) The consolidated balance sheet of the Borrower and its Subsidiaries (other than Summit Care Corporation and its subsidiaries) as at December 31, 1997, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries (other than Summit Care Corporation and its subsidiaries) for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of its independent public accountants, heretofore furnished to the Banks, fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries (other than Summit Care Corporation and its subsidiaries) as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.

     (b) The consolidated balance sheet of Summit Care Corporation and its subsidiaries as at December 31, 1997, and the related consolidated statements of income, retained earnings and cash flows of Summit Care Corporation and its subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of its independent public accountants, heretofore furnished to the Banks, fairly present in all material respects the consolidated financial condition of Summit Care Corporation and its subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis.

     (c) Neither the Borrower nor any Subsidiary has contingent liabilities which are material to it other than as indicated on the financial statements referred to above or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

     Section 6.6. No Material Adverse Change. Since December 31, 1997, there has been no change in the condition (financial or otherwise) or business prospects of the Borrower or any Subsidiary, except those occurring in the ordinary course of business and those contemplated by the Summit Merger Agreement, none of which individually or in the aggregate have been materially adverse.

     Section 6.7. Full Disclosure. The statements and information furnished by or on behalf of the Borrower to the Banks in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Banks to provide all or part of the financing contemplated hereby do not contain any untrue statements of a fact or omit a fact necessary to make the material statements contained herein or therein, in the light of the circumstances under which they were made, not misleading if the correct or complete facts would, if they constituted a change from the facts as originally disclosed or stated, have been reasonably likely to have a Material Adverse Effect; the Banks acknowledging that, as to any projections and other forward-looking statements regarding future expectations and the beliefs (the "Statements") furnished by the Borrower to the Banks, the Borrower only represents that, at the time the Statements were made by the Borrower to the Banks the Borrower did not know of any material facts that would cause the Statements to be untrue.

     Section 6.8. Trademarks, Franchises, and Licenses. The Borrower and each of the Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person.

     Section 6.9. Governmental Authority and Licensing. The Borrower and each of the Subsidiaries have received all licenses, permits, and approvals of all Federal, state, local, and foreign governmental authorities, if any, necessary to conduct their business, in each case where the failure to obtain or maintain the same is reasonably likely to have a Material Adverse Effect. Except as disclosed in writing on Schedule 6.9 attached hereto, no investigation or proceeding which, if adversely determined, is reasonably likely to result in revocation or denial of any material license, permit, or approval, or of any right to receive reimbursement or payments under Medicare or other governmental third-party reimbursement or prospective payment program, is pending or, to the knowledge of the Borrower, threatened.

     Section 6.10. Good Title. The Borrower and each of the Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries furnished to the Banks (except for sales of assets in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 8.8 hereof.

     Section 6.11. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary which if adversely determined is reasonably likely to have a Material Adverse Effect.

     Section 6.12. Taxes. All tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of its respective Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. The Borrower does not know of any proposed additional tax assessment against the Borrower or any Subsidiary for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower and each Subsidiary have been made for all open years, and for its current fiscal period.

     Section 6.13. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any Subsidiary, or of any other Person, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Subsidiary of this Agreement or any other Loan Document, except as disclosed on
Schedule 6.13 and for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.

     Section 6.14. Affiliate Transactions. Neither the Borrower nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 6.15. Investment Company; Public Utility Holding Company. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 6.16. ERISA. The Borrower and each of its Subsidiaries, and each member of its Controlled Group, have fulfilled their obligations under the minimum funding standards of, and are in compliance in all material respects with, ERISA and the Code to the extent applicable to any Plan maintained by any one or more of them or for the benefit of their employees and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any material contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

     Section 6.17. Compliance with Laws. The Borrower and each of its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, laws and regulations relating to the providing of health care services and products, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), where any such non-compliance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, where any such non-compliance or remedial action, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

     Section 6.18. Other Agreements. Neither the Borrower nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting such Persons or any of their Properties, which default if uncured is reasonably likely to have a Material Adverse Effect.

     Section 6.19. Solvency. The Borrower and its Subsidiaries are able to pay their debts as they become due and have sufficient capital to carry on their businesses and all businesses in which they are about to engage in; and the amount that will be required to pay the Borrower's and each Subsidiary's probable liabilities as they become absolute and mature is less than the sum of the present fair sale value of its assets as a going concern.

     Section 6.20. Summit Acquisition. The Borrower has heretofore delivered to the Banks a true and correct copy of the Summit Merger Agreement and, except to the extent consented to in writing by the Agent, the Summit Merger Agreement has not been amended or modified in any respect and no condition to the effectiveness thereof or the obligations of the Borrower or Acquisition Corp. thereunder has been waived. The Borrower and Acquisition Corp. and, to the best of the Borrower's knowledge, Summit have all necessary right, power, and authority to consummate the transactions contemplated by the Summit Merger Agreement and to perform all of their obligations thereunder. The Summit Merger Agreement has been duly authorized, executed, and delivered by the Borrower and Acquisition Corp. and, to the best of the Borrower's knowledge, Summit and the Summit Merger Agreement constitutes the valid and binding obligation of the Borrower and Acquisition Corp. and, to the best of the Borrower's knowledge, Summit, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and the Summit Merger Agreement does not, nor does the observance or performance by the Borrower or Acquisition Corp. or, to the best of the Borrower's knowledge, Summit of any of the matters and things therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order, or decree binding upon such Person or any provision of the charter, articles of incorporation, or by-laws of such Person or any covenant, indenture, or agreement of or affecting such Person or any of its Property, or result in the creation or imposition of any Lien on any such Person's Property. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency, or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery, or performance by the Borrower or Acquisition Corp. or, to the best of the Borrower's knowledge, Summit of the Summit Merger Agreement or of any other instrument or document executed and delivered in connection therewith, except for such thereof that have heretofore been obtained and remain in full force and effect. Neither the Borrower nor Acquisition Corp. nor, to the best of the Borrower's knowledge, Summit are in default in any of their respective obligations under the Summit Merger Agreement. The fees and expenses incurred or to be paid in connection with the Acquisition of Summit, the Summit Merger, and the refinancing of the indebtedness of the Borrower and Summit pursuant to this Agreement and the Subordinated Note Indenture, and the other instruments and documents entered into in connection therewith, will not exceed $35,000,000 (including make-whole premiums).

     Section 6.21. Year 2000 Compliance. The Borrower and its Subsidiaries have conducted and are continuing to conduct a review and assessment of its computer applications, and have made and are continuing to make inquiry of their material suppliers, vendors and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use of any date after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, except with respect to matters brought to the Borrower's attention after the date of this Agreement to the extent disclosed to the Agent and the Banks in writing, the Borrower believes that no such defect could reasonably be expected to have a Material Adverse Effect.

     Section 6.22. No Default. No Default or Event of Default has occurred and is continuing.

Section 7.     Conditions Precedent.

     The obligation of each Bank to advance, continue or convert any Loan (other than the continuation of, or conversion into, a Base Rate Loan) or of the Issuing Bank to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit under this Agreement, shall be subject to the following conditions precedent:

     Section 7.1. Initial Credit Event. Before or concurrently with the initial Credit Event:

          (a) the Agent shall have received for each Bank this Agreement duly executed by the Borrower and the Banks;

          (b) the Agent shall have received for each Bank such Bank's duly executed Notes of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.11 hereof;

          (c) the Agent shall have received the Security Agreement and the Pledge Agreement duly executed by the Borrower and each Subsidiary, and the Guaranty duly executed by each Subsidiary, together with (i) original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interest of each Subsidiary as of the date of this Agreement (other than Alexandria Convalescent Hospital, Inc.), (ii) stock powers for the Collateral consisting of the stock or other equity interest of each Subsidiary (other than Alexandria Convalescent Hospital, Inc.), each to be executed in blank and undated, and (iii) UCC financing statements to be filed against the Borrower and each Subsidiary, as debtor, in favor of the Agent, as secured party;

          (d) the Agent shall have received evidence of insurance required to be maintained under the Loan Documents, naming the Agent as loss payee;

          (e) the Agent shall have received for each Bank copies of the Borrower's and each Subsidiary's articles of incorporation and bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

          (f) the Agent shall have received for each Bank copies of resolutions of the Borrower's and of each Subsidiary's Board of Directors authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on the Borrower's and such Subsidiary's behalf, all certified in each instance by its Secretary or Assistant Secretary;

          (g) the Agent shall have received for each Bank copies of the certificates of good standing for the Borrower and for each Subsidiary (dated no earlier than 30 days prior to the date hereof) from the office of the secretary of the state of its incorporation and of each state in which it is qualified to do business as a foreign corporation;

          (h) the Agent shall have received for each Bank a list of the Borrower's Authorized Representatives;

          (i) the Agent shall have received for itself and for the Banks the initial fees called for by Section 2.1 hereof;

          (j) each Bank shall have received such evaluations and certifications as it may reasonably require (including an officer's certificate as to the solvency of the Borrower and its Subsidiaries after giving effect to the transactions contemplated hereby and a compliance certificate in the form attached hereto as Exhibit F containing compliance calculations of the financial covenants as of the date of this Agreement after giving effect to the Summit Merger) in order to satisfy itself as to the value of the Collateral, the financial condition of the Borrower and its Subsidiaries, and the lack of material contingent liabilities of the Borrower and its Subsidiaries;

          (k) the Agent shall have received pay-off and lien release letters from secured creditors of the Borrower and its Subsidiaries setting forth, among other things, the total amount of indebtedness outstanding and owing to them (or outstanding letters of credit issued for the account of the Borrower or any of its Subsidiaries) and containing an undertaking to cause to be delivered to the Agent UCC termination statements and any other lien release instrument necessary to release its Lien on all assets of the Borrower and its Subsidiaries, which pay-off and lien release letters shall be in form and substance acceptable to the Agent;

          (l) the Agent shall have received evidence of the Summit Merger in accordance with the terms of the Summit Merger Agreement (without giving effect to any amendment, modification or waiver thereto not consented to in writing by the Agent) and its effectiveness;

          (m) the Borrower shall have issued Subordinated Debt in the principal amount of not less than $120,000,000, on terms and conditions acceptable to the Agent, and the Borrower shall have received the proceeds thereof;

          (n) the Borrower shall have issued pay-in-kind preferred stock in the amount of not less than $15,000,000, on terms and conditions acceptable to the Agent, and the Borrower shall have received the proceeds thereof;

          (o) the Agent shall have received for each Bank the favorable written opinions of counsel to the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Agent.

     Section 7.2. All Credit Events. As of the time of each Credit Event hereunder:

          (a) in the case of a Borrowing the Agent shall have received the notice required by Section 1.6 hereof, in the case of the issuance of any Letter of Credit the Agent shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 2.1 hereof and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form acceptable to the Agent together with fees called for by Section 2.1 hereof;

          (b) each of the representations and warranties set forth in Section 6 hereof shall be and remain true and correct as of such time, except to the extent that any such representation or warranty relates solely to an earlier time or that any change therein is not reasonably likely to have a Material Adverse Effect;

          (c) the Borrower shall be in compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing hereunder or would occur as a result of such Credit Event; and

          (d) such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System).

     Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, this
Section 7.2.

SECTION 8.     COVENANTS.

     The Borrower agrees that, so long as any Note or any L/C Obligation is outstanding or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

     Section 8.1. Maintenance of Business. The Borrower shall, and shall cause each Subsidiary to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c) hereof. The Borrower shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary to the proper conduct of its business where the failure to do so is reasonably likely to have a Material Adverse Effect.

     Section 8.2. Maintenance of Properties. The Borrower shall, and shall cause each Subsidiary to, maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person.

     Section 8.3. Taxes and Assessments. The Borrower shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     Section 8.4. Insurance. The Borrower shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with insurance companies with a general policyholder service rating of not less than A as rated in the most current available Best's Insurance Report (except to the extent disclosed on Schedule 8.4 hereof), all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including professional liability, employers' and public liability risks) with insurance companies with a general policyholder service rating of not less than A as rated in the most current available Best's Insurance Report as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall in any event maintain, and cause each Subsidiary to maintain, insurance on the Collateral to the extent required by the Collateral Documents. The Borrower shall, upon the request of the Agent, furnish to the Agent and each Bank a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     Section 8.5. Financial Reports. The Borrower shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Agent, each Bank and each of their duly authorized representatives such information respecting the business and financial condition of the Borrower and each Subsidiary as the Agent or such Bank may reasonably request; and without any request, shall furnish to the Agent and the Banks:

          (a) as soon as available, and in any event within 45 days after the close of each fiscal quarter of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the last day of such period and the consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP and certified to by the Borrower's chief financial officer, or another officer of the Borrower reasonably acceptable to the Agent;

          (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the last day of the period then ended and the consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the Borrower's consolidated financial statements by an unqualified opinion of a Big Six accounting firm or another firm of independent public accountants of recognized national standing, selected by the Borrower and reasonably satisfactory to the Required Banks, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, in accordance with GAAP the consolidated financial condition of the Borrower and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c) promptly after the sending or filing thereof, copies of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders, and copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q, and Form 8-K reports and proxy statements) filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

          (d) promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of the Borrower or any Subsidiary or of any notice of material noncompliance with any applicable law, regulation, or guideline relating to the Borrower or any Subsidiary or any of their respective businesses;

          (e) as soon as available, and in any event prior to the end of each fiscal year of the Borrower, a copy of the Borrower's consolidated and consolidating business plan for the following fiscal year, such business plan to show the Borrower's projected consolidated and consolidating revenues, expenses, and balance sheet on month-by-month basis, such business plan to be in reasonable detail prepared by the Borrower and in form reasonably satisfactory to the Agent which shall include a summary of all assumptions made in preparing such business plan;

          (g)  notice of any Change of Control; and

          (h) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower or any Subsidiary which, if adversely determined, is reasonably likely to have a Material Adverse Effect or of the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Banks pursuant to subsections
(a) and (b) of this Section 8.5 shall be accompanied by a written certificate in the form attached hereto as Exhibit F signed by the chief financial officer of the Borrower, or another officer of the Borrower reasonably acceptable to the Agent, to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower or any Subsidiary to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.23, 8.24, 8.25, 8.26 and 8.27 of this Agreement.

     Section 8.6. Inspection. The Borrower shall, and shall cause each Subsidiary to, permit the Agent, each Bank and each of their duly authorized representatives and agents to visit and inspect any of its Properties, corporate books and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Borrower hereby authorizes such accountants to discuss with the Agent and such Banks the finances and affairs of the Borrower and each Subsidiary) at such reasonable times and intervals as the Agent or any such Bank may designate.

     Section 8.7 Indebtedness for Borrowed Money. The Borrower shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

          (a) the Obligations of the Borrower owing to the Agent and the Banks hereunder;

          (b) purchase money indebtedness and Capitalized Lease Obligations (including purchase money indebtedness and Capitalized Lease Obligations incurred in connection with the acquisition of real property) of the Borrower and of its Subsidiaries in an aggregate amount not to exceed $40,000,000 at any one time outstanding;

          (c) obligations of the Borrower arising out of interest rate hedging agreements entered into with financial institutions in the ordinary course of business;

          (d)  guaranties expressly permitted by Section 8.9 hereof;

          (e) indebtedness from time to time owing by the Borrower to any Subsidiary or by any Subsidiary to the Borrower or any other Subsidiary;

          (f)  unsecured Subordinated Debt of the Borrower;

          (g) indebtedness outstanding under the Existing Credit Agreements which is paid and satisfied in full out of proceeds of the initial Credit Event hereunder;

          (h) other indebtedness existing on the date of this Agreement and described on Schedule 8.7 attached hereto and made a part hereof, as reduced from time to time by repayments thereof; and

          (i) other indebtedness of the Borrower and its Subsidiaries not otherwise permitted by this Section in an aggregate amount not to exceed $1,000,000 at any one time outstanding.

     Section 8.8. Liens. The Borrower shall not, nor shall it permit any other Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

          (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

          (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

          (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Borrower and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $2,000,000 at any one time outstanding;

          (d) the Liens granted in favor of the Agent for the benefit of the Agent and the Banks pursuant to the Collateral Documents;

          (e) Liens on property of the Borrower or any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 8.7(b) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Borrower or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

          (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

          (g) Liens described on Schedule 8.8 hereof securing the indebtedness described therein;

          (h)  any interest or title of a lessor under any operating lease; and

          (i) Liens on equipment not otherwise permitted by this Section securing obligations in an aggregate amount not to exceed $500,000 at any one time outstanding.

     Section 8.9. Investments, Acquisitions, Loans, Advances and Guaranties. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

          (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

          (b) investments in commercial paper rated at least P-1 by Moody's and at least A-1 by S&P maturing within one year of the date of issuance thereof;

          (c) investments in certificates of deposit issued by any Bank or by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

          (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

          (e) the Borrower's investments from time to time in its Subsidiaries, and investments made from time to time by a Subsidiary in one or more of its Subsidiaries;

          (f) guaranties issued by the Borrower or any Subsidiary guaranteeing or otherwise supporting the repayment of indebtedness of the Borrower or another Subsidiary otherwise permitted by Section 8.7 hereof;

          (g) trade receivables from time to time owing to the Borrower or any Subsidiary created or acquired in the ordinary course of its business;

          (h) guaranties by the Borrower or any Subsidiary of the obligations of any other Subsidiary, as lessee, under any real estate leases entered into in the ordinary course of its business;

          (i) intercompany advances made from time to time between the Borrower and one or more Subsidiaries or between Subsidiaries;

          (j) the Acquisition of Summit pursuant to the terms of the Summit Merger Agreement, and other Acquisitions with respect to which all of the following conditions have been satisfied: (i) the Acquired Business is in an Eligible Line of Business, (ii) the Acquisition is not a Hostile Acquisition, (iii) if the Total Consideration paid for the Target is more than $5,000,000, the Acquisition EBITDA of the Target for the most recently completed 12 month period must be greater than $1, (iv) the Total Consideration for any single Acquisition does not exceed $25,000,000 and the Total Consideration for all Acquisitions during any single fiscal year of the Borrower does not exceed $25,000,000 in the aggregate, (v) prior to consummating an Acquisition, the Borrower shall have notified the Agent and the Banks in writing of the proposed Acquisition in reasonable detail (including sources and uses of funds therefor) and furnished the Agent and the Banks historic and pro forma financial information and compliance calculations reasonably satisfactory to the Agent, and (vi) after giving effect to the Acquisition, no Default or Event of Default shall exist, including with respect to the covenants contained in Section 8 hereof on a pro forma basis;

          (k) existing note receivable owing by William Scott in the principal amount of not more than $2,600,000, and existing other note receivables described on Schedule 8.9 hereof, in each case as reduced from time to time by repayments of principal thereon; and

          (l) other investments, loans, and advances in addition to those otherwise permitted by this Section in an aggregate amount not to exceed $4,000,000 at any one time outstanding.

In determining the amount of investments, acquisitions, loans, advances and guaranties permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guaranties shall be taken at the amount of the obligations guaranteed thereby.

     Section 8.10. Mergers, Consolidations and Sales. The Borrower shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent:

          (a) the sale or lease of inventory in the ordinary course of business;

          (b) the sale, transfer, lease, or other disposition of Property of the Borrower or any Subsidiary to one another in the ordinary course of its business;

          (c) a merger of any Subsidiary with and into the Borrower or any other Subsidiary or a merger of a Target with and into a Subsidiary or the Borrower pursuant to an Acquisition permitted by Section 8.9(j) hereof; provided that, in the case of any merger involving the Borrower, the Borrower is the corporation surviving the merger;

          (d) the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

          (e) the sale, transfer, or other disposition of any tangible personal property that, in the reasonable business judgment of the Borrower or its Subsidiary, has become uneconomical, obsolete, or worn out, and which is disposed of in the ordinary course of business; and

          (f) the sale, transfer, lease, or other disposition of Property of the Borrower or any Subsidiary aggregating for the Borrower and its Subsidiaries not more than $1,000,000 during any 12-month period;

In the event of any merger permitted by Section 8.10(c) above, the Borrower shall give the Agent and the Banks prior written notice of any such event and, immediately after giving effect to any such merger, Schedule 6.2 of this Agreement shall be deemed amended excluding reference to any such Subsidiary merged out of existence. So long as no Default or Event of Default has occurred and is continuing or would arise as a result thereof, upon the written request of the Borrower, the Agent shall release its Lien on any Property sold pursuant to subsections (a), (d), (e), or (f) above.

     Section 8.11. Maintenance of Subsidiaries. The Borrower shall not assign, sell or transfer, nor shall it permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary; provided, however, that the foregoing shall not operate to prevent (i) the Lien on the capital stock of each Subsidiary granted to the Agent pursuant to the Collateral Documents, (ii) the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, and (iii) any transaction permitted by Section 8.10(c) above.

     Section 8.12. Dividends and Certain Other Restricted Payments. The Borrower shall not, nor shall it permit any Subsidiary to, (i) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (ii) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock; provided, however, that the foregoing shall not operate to prevent (a) the making of dividends or distributions by any Wholly-Owned Subsidiary to its parent corporation or (b) the purchase by the Borrower of its capital stock from former officers or employees, or their estates, who have been terminated or have died with an aggregate purchase price of not more than $200,000 during any calendar year so long as at the time of any such purchase, and after giving effect thereto, no Default or Event of Default exists.

     Section 8.13. ERISA. The Borrower shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA pertaining to a Plan of a character which if unpaid or unperformed is reasonably likely to result in the imposition of a Lien against any of its Properties. The Borrower shall, and shall cause each Subsidiary to, promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

     Section 8.14. Compliance with Laws. The Borrower shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to its Properties or business operations, where any such non-compliance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect or is reasonably likely to result in a Lien upon any of their Property.

     Section 8.15. Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to the Borrower or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

     Section 8.16. No Changes in Fiscal Year. The Borrower shall not change its fiscal year from its present basis without the prior written consent of the Required Banks.

     Section 8.17. Formation of Subsidiaries. Promptly upon the formation or Agent and the Banks written notice thereof and shall do such acquisition of any Subsidiary, the Borrower shall provide the acts and things as are required of it to comply with Section 4 hereof, and then and thereafter Schedule 6.2 of this Agreement shall be deemed amended from and after such date to include reference to any such Subsidiary.

     Section 8.18. Change in the Nature of Business. The Borrower shall not, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Borrower or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the date of this Agreement or as of the date such Person becomes a Subsidiary hereunder.

     Section 8.19. Use of Loan Proceeds. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.4 hereof.

     Section 8.20. No Restrictions on Subsidiary Distributions. Except as provided herein, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Subsidiary to: (a) guarantee the Obligations and grant Liens on its assets to the Agent for the benefit of the Banks as required by
Section 4 hereof; (b) in the case of any Subsidiary, pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any Subsidiary; (c) pay any indebtedness owed to the Borrower or any Subsidiary; (d) make loans or advances to the Borrower or any Subsidiary; or (e) transfer any of its property or assets to the Borrower or any Subsidiary.

     Section 8.21. Alexandria. So long as Alexandria is a Subsidiary, directly or indirectly, of the Borrower and the capital stock of Alexandria is not subject to a first priority, perfected Lien in favor of the Agent pursuant to the Collateral Documents, the Borrower shall not permit the total tangible assets of Alexandria to have a book value in excess of 2% of the Borrower's consolidated total tangible assets or the gross revenues of Alexandria to be in excess of 4% of the Borrowers consolidated total revenues.

     Section   8.22. Subordinated Debt. The Borrower shall at all times ensure that all Obligations now existing or hereafter arising constitute "Senior Debt", or words of like import, under each indenture, instrument, or agreement evidencing or otherwise setting forth the terms or conditions applicable to any outstanding Subordinated Debt. Without limiting the foregoing, the Borrower hereby irrevocably designates the Obligations, whether now existing or hereafter arising, as Senior Debt under the terms of the Subordinated Note Indenture. The Borrower shall not, nor shall it permit any Subsidiary to, amend or modify any of the terms and conditions relating to any Subordinated Debt or make any voluntary prepayment thereof or affect any voluntary redemption thereof or make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations.

      Section 8.23. Leverage Ratio. As of the last day of each fiscal quarter of the Borrower ending on or about June 30th and December 31st of each year occurring during the periods specified below, the Borrower shall not permit the Leverage Ratio as of the last day of the relevant fiscal quarter to be greater than or equal to:

                                                    RATIO SHALL NOT BE GREATER
  FROM AND INCLUDING         TO AND INCLUDING            THAN OR EQUAL TO
    the date hereof             12/31/98              6.5 to 1.0

       01/01/99                 06/30/99              6.25 to 1.0

       07/01/99                 12/31/99              6.0 to 1.0

      01/01/2000                06/30/2000            5.5 to 1.0

      07/01/2000                12/31/2000            5.0 to 1.0

      01/01/2001                06/30/2001            4.75 to 1.0

      07/01/2001                12/31/2001            4.5 to 1.0

      01/01/2002          at all times thereafter     4.25 to 1.0

          Section 8.24. Senior Leverage Ratio. As of the last day of each fiscal quarter of the Borrower ending on or about June 30th and December 31st of each year occurring during the periods specified below, the Borrower shall not permit the Senior Leverage Ratio as of the last day of the relevant fiscal quarter to be greater than or equal to:

                                                    RATIO SHALL NOT BE GREATER
  FROM AND INCLUDING         TO AND INCLUDING            THAN OR EQUAL TO
    the date hereof              12/31/98                   4.5 to 1.0
       01/01/99                  06/30/99                   4.0 to 1.0
       07/01/99                  12/31/99                  3.75 to 1.0
      01/01/2000          at all times thereafter           3.5 to 1.0

     Section 8.25. Net Worth. The Borrower shall, at all times, maintain Net Worth of not less than the sum of (a) 87% of the Borrower's Net Worth on the date of this Agreement (such amount to be reasonably determined by the Borrower and established to the reasonable satisfaction of the Agent based on the Borrower's closing date balance sheet to be furnished to the Agent within 30 days of the date hereof), plus (b) 75% of Net Income for each fiscal quarter of the Borrower ending after the date of this Agreement for which such Net Income is a positive amount (i.e., there shall be no reduction to the amount of Net Worth required to be maintained hereunder for any such period in which Net Income is less than zero), plus (c) 100% of the Net Cash Proceeds received by the Borrower from any offering of equity securities of the Borrower after the date of this Agreement, plus (d) 100% of the amount of any Indebtedness for Borrowed Money converted into equity securities of the Borrower after the date of this Agreement.

     Section 8.26. Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall maintain a ratio of (a) EBITDAR for the four fiscal quarters of the Borrower then ended less the sum of
(x) Fixed Asset Maintenance Expenditures incurred during such period and (y) cash payments made during such period with respect to federal, state, and local income taxes to (b) the aggregate amount of payments required to be made by the Borrower and its Subsidiaries during the four fiscal quarters of the Borrower then ended in respect of all principal on all Indebtedness for Borrowed Money (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise) plus Interest Expense and Rental Expense for the same four fiscal quarter period then ended, of not less than 1.15 to 1.0.

     Section 8.27. Capital Expenditures. The Borrower shall not, nor shall it permit any other Subsidiary to, incur Capital Expenditures (excluding from the determination of Capital Expenditures hereunder Acquisitions permitted by
Section 8.9(j) of this Agreement) in an aggregate amount in excess of (a) $10,000,000 during the 12-month period ending on June 30, 1999, and (b) $15,000,000 during any 12-month period ending on June 30th of each year ending thereafter.

Section 9. Events of Default and Remedies.

     Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

          (a) default in the payment when due of all or any part of the principal of or interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement), or default in the payment when due of any Reimbursement Obligation or of any fee or other Obligation payable hereunder or under any other Loan Document;

          (b) default in the observance or performance of any covenant set forth in Section 8 hereof or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

          (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any responsible officer of the Borrower or (ii) written notice thereof is given to the Borrower by the Agent;

          (d) any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Agent or the Banks pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;

          (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof, or any Subsidiary takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder;

          (f) default shall occur under any Indebtedness for Borrowed Money aggregating in excess of $2,000,000 issued, assumed or guaranteed by the Borrower or any Subsidiary, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);

          (g) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $2,000,000 in excess of any applicable insurance coverage shall be entered or filed against the Borrower or any Subsidiary, or against any of its Property, and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days;

          (h) the Borrower or any Subsidiary, or any member of its Controlled Group, shall fail to pay when due an amount or amounts aggregating in excess of $2,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $2,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any Subsidiary, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any Subsidiary, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

          (i) the Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(j) hereof;

          (j) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any substantial part of any of its Property, or a proceeding described in
     Section 9.1(i)(v) shall be instituted against the Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 days.

     Section 9.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (i) or (j) of Section 9.1 hereof has occurred and is continuing, the Agent shall, by written notice to the Borrower: (a) if so directed by the Required Banks, terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Banks, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Banks, demand that the Borrower immediately pay to the Agent the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Banks, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to Section 9.1(c) or this Section 9.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

     Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsections (i) or (j) of Section 9.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Agent the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging and agreeing that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Banks, and the Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

     Section 9.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.9(b) or under Section 9.2 or 9.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

       (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent and the Banks. If and when requested by the Borrower, the Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrower to the Agent or Banks; provided, however, that if (i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit,

Commitments, Loans or other Obligations remain outstanding hereunder, then the Agent shall release to the Borrower any remaining amounts held in the Account.

     Section 9.5. Notice of Default. The Agent shall give notice to the Borrower under Section 9.1(c) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

     Section 9.6. Expenses. The Borrower agrees to pay to the Agent and each Bank, and any other holder of any Note outstanding hereunder, all expenses reasonably incurred or paid by the Agent and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Loan Documents.

Section 10.  Change in Circumstances.

     Section 10.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain any Eurodollar Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and such Bank's obligations to make or maintain Eurodollar Loans under this Agreement shall be suspended until it is no longer unlawful for such Bank to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loans from such Bank by means of Base Rate Loans from such Bank, which Base Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

     Section 10.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

          (a) the Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

          (b) the Required Banks advise the Agent that (i) LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurodollar Loans for such Interest Period or (ii) that the making or funding of Eurodollar Loans become impracticable, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurodollar Loans shall be suspended.

     Section 10.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Eurodollar Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurodollar Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its Eurodollar Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make Eurodollar Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Eurodollar Loans, or to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurodollar Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If, after the date hereof, any Bank or the Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has had the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

          (c) A certificate of a Bank claiming compensation under this Section
9.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be prima facie correct. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 10.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent.

     Section 10.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder with respect to Eurodollar Loans shall be made as if each Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank eurodollar market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

Section 11. The Agent and Issuing Bank;.

     Section 11.1. Appointment and Authorization of Agent. Each Bank hereby appoints Bank of Montreal as the Agent under the Loan Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. The Banks expressly agree that the Agent is not acting as a fiduciary of the Banks in respect of the Loan Documents, the Borrower or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Banks except as expressly set forth herein.

     Section 11.2. Agent and its Affiliates. The Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise or refrain from exercising such rights and power as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent under the Loan Documents. The term "Bank" as used herein and in all other Loan Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank. References in Section 1 hereof to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.

     Section 11.3. Action by Agent. If the Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 8.5 hereof, the Agent shall promptly give each of the Banks written notice thereof. The obligations of the Agent under the Loan Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 9.2 and 9.5. Upon the occurrence of an Event of Default, the Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Banks. Unless and until the Required Banks give such direction, the Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Banks. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Banks that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified in writing to the contrary by a Bank or the Borrower. In all cases in which the Loan Documents do not require the Agent to take specific action, the Agent shall be fully justified in using its discretion in failing to take or in taking any action thereunder. Any instructions of the Required Banks, or of any other group of Banks called for under the specific provisions of the Loan Documents, shall be binding upon all the Banks and the holders of the Obligations.

     Section 11.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 11.5. Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Loan Documents: (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify: (i) any statement, warranty or representation made in connection with this Agreement, any other Loan Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary contained herein or in any other Loan Document; (iii) the satisfaction of any condition specified in Section 7 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Loan Document or of any other documents or writing furnished in connection with any Loan Document or of any Collateral; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower, or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any compliance certificate or other document or instrument received by it under the Loan Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Loan Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower and its Subsidiaries, and the Agent shall have no liability to any Bank with respect thereto.

     Section 11.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Loan Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section shall survive termination of this Agreement.

     Section 11.7. Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent under the Loan Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11 and all protective provisions of the other Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 11.8. Interest Rate Hedging Arrangements. By virtue of a Bank's execution of this Agreement or an Assignment Agreement, as the case may be, any Affiliate of such Bank with whom the Borrower has entered into an agreement creating Hedging Liability shall be deemed a Bank party hereto for purpose of any reference in a Loan Document to the parties for whom the Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate's right to share in payments and collections out of the Collateral and the guaranties as more fully set forth in other provisions hereof.

     Section 11.9. Issuing Bank. The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Section 11 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 11, included Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such Issuing Bank.

Section 12. Miscellaneous;.

     Section 12.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 12.1(b) hereof, each payment by the Borrower under this Agreement or the other Loan Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such taxes, penalties or interest, the Borrower shall reimburse the Agent or such Bank for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

       (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the earlier of the date the initial Credit Event is made hereunder and 30 days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Loan

Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Loan Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower in a written notice, directly or through the Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Loan Documents or the Loans.

          (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or the Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 12.1 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     Section 12.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any of the Obligations in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Agent, the Banks and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 12.3. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

     Section 12.4. Documentary Taxes. The Borrower agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 12.5. Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 12.6. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.12, 10.3 and 12.15 hereof, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.

     Section 12.7. Sharing of Set-Off. Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise, on any of the Loans or Reimbursement Obligations in excess of its ratable share of payments on all such Obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section, amounts owed to or recovered by the Issuing Bank in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the Issuing Bank as a Bank hereunder.

     Section 12.8. Notices. Except as otherwise specified herein, all notices hereunder and under the other Loan Documents shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Borrower given by courier, by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Loan Documents to the Banks and the Agent shall be addressed to their respective addresses or telecopier numbers set forth on the signature pages hereof, and to the Borrower to:

          Fountain View, Inc.
          11900 West Olympic Blvd., Suite 680
          Los Angeles, California 90064
          Attention:     Robert M. Snukal
          Telephone:     (310) 571-0351
          Telecopy:      (310) 571-0365
          with a copy to:

          Heritage Partners Management Company, Inc.
          30 Rowes Whart, Suite 300
          Boston, Massachusetts 02440
          Attention:     Mark Jrolf
          Telephone:     (617) 428-0108
          Telecopy:      (617) 439-0689

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section or on the signature pages hereof and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

     Section 12.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 12.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Agent and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any of the Obligations. The Borrower may not assign any of its rights or obligations under any Loan Document without the written consent of all of the Banks.

     Section 12.11. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Bank at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Bank of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section, and the Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of Section 1.12 and Section 10.3 hereof. The Borrower authorizes each Bank to disclose to any participant or prospective participant under this Section any financial or other information pertaining to the Borrower.

     Section 12.12. Assignment of Commitments by Banks. Each Bank shall have the right at any time, with the prior consent of the Agent and, so long as no Event of Default then exists, the Borrower (which consent of the Borrower shall not be unreasonably withheld) to sell, assign, transfer or negotiate all or any part of its Commitments (including the same percentage of its Notes, outstanding Loans and Reimbursement Obligations owed to it) to one or more commercial banks or other financial institutions or investors, provided that such assignment shall be of a fixed percentage (and not by its terms of varying percentage) of the assigning Bank's Commitments; provided, however, that in order to make any such assignment (i) unless the assignee Bank is assigning all of its Commitments, the assigning Bank shall retain at least $5,000,000 in outstanding Loans, interests in Letters of Credit and unused Commitments, (ii) the assignee bank shall have outstanding Loans, interests in Letters of Credit and unused Commitments of at least $5,000,000, (iii) each such assignment shall be evidenced by a written agreement (substantially in the form attached hereto as Exhibit G or in such other form acceptable to the Agent) executed by such assigning Bank, such assignee bank or banks, the Agent and, if required as provided above, the Borrower, which agreement shall specify in each instance the portion of the Obligations which are to be assigned to the assignee bank and the portion of the Commitments of the assigning Bank to be assumed by the assignee bank or banks, and (iv) the assigning Bank shall pay to the Agent a processing fee of $3,500 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with any such assignment agreement. Any such assignee shall become a Bank for all purposes hereunder to the extent of the Commitments it assumes and the assigning Bank shall be released from its obligations, and will have released its rights, under the Loan Documents to the extent of such assignment. The Borrower authorizes each Bank to disclose to any purchaser or prospective purchaser of an interest in the Loans and Reimbursement Obligations owed to it or its Commitments under this Section any financial or other information pertaining to the Borrower.

     Section 12.13. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

          (i) no amendment or waiver pursuant to this Section 12.13 shall (A) increase any Commitment of any Bank without the consent of such Bank or (B) reduce the amount of or postpone the scheduled due date for payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Bank to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder; and

          (ii) no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Bank, change the definitions of Revolving Credit Termination Date, or Required Banks, change the provisions of this Section 12.13, Section 7, Section 9, release any guarantor or all or any substantial part of the Collateral (except as otherwise provided for in the Loan Documents), or affect the number of Banks required to take any action hereunder or under any other Loan Document.

     Section 12.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 12.15. Costs and Expenses. The Borrower agrees to pay all costs and expenses of the Agent in connection with the preparation, negotiation, and administration of the Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, in connection with the preparation and execution of the Loan Documents, and any amendment, waiver or consent related thereto, whether or not the transactions contemplated herein are consummated, together with any fees and charges suffered or incurred by the Agent in connection with periodic environmental audits, fixed asset appraisals, title insurance policies, collateral filing fees and lien searches. The Borrower further agrees to indemnify the Agent, each Bank, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto, or any settlement arrangement arising from or relating to any such litigation) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of, or material breach of the Loan Documents by, the party claiming indemnification. The Borrower, upon demand by the Agent or a Bank at any time, shall reimburse the Agent or such Bank for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing (including any settlement costs relating to the foregoing) except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     Section 12.16. Environmental Indemnification and Waiver. The Borrower unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, the Agent, the Issuing Bank and the Banks for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by the Borrower or any Subsidiary or otherwise occurring on or with respect to its property, (ii) the operation or violation of any environmental law, whether federal, state, or local, and any regulations promulgated thereunder, by the Borrower or any Subsidiary or otherwise occurring on or with respect to its property, (iii) any claim for personal injury or property damage in connection with the Borrower or any Subsidiary or otherwise occurring on or with respect to its property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Borrower or any Subsidiary made herein or in any promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any Obligations or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the willful misconduct or gross negligence of, or material breach of the Loan Documents by, the party claiming indemnification. This indemnification shall survive the payment and satisfaction of all Obligations and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Agent, the Issuing Bank and the Banks and their directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

     Section 12.17. Set-off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank and each subsequent holder of any Obligation is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the Obligations of the Borrower to that Bank or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 9 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

     Section 12.18. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

     Section 12.19. Governing Law. This Agreement and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

     Section 12.20. Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 12.21. Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document ("Excess Interest"). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section 12.21 shall govern and control;
(b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest; (c) any Excess Interest that the Agent or any Bank may have received hereunder shall, at the option of the Agent, be (i) applied as a credit against the then outstanding principal amount of Loans hereunder, accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law) and any other obligations, or all of the foregoing; (ii) refunded to the Borrower, or
(iii) any combination of the foregoing; (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws, and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate; and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Agent or any Bank for any damages whatsoever arising out of the payment or collection of any Excess Interest.

     Section 12.22. Confidentiality. Any information disclosed by the Borrower or any of its Subsidiaries to the Agent or any Bank which was designated proprietary or confidential at the time of its receipt by the Agent or such Bank, and which it is not otherwise in the public domain, shall not be disclosed by the Agent or such Bank to any other Person except (i) to its independent accountants and legal counsel (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements, (iii) pursuant to any mandatory court order, subpoena or other legal process, (iv) to the Agent or any other Bank, (v) pursuant to any agreement heretofore or hereafter made between such Bank and the Borrower which permits such disclosure, (vi) in connection with the exercise of any remedy under the Loan Documents, or (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any Obligation or Commitments.

     Section 12.23. Single Bank. If and so long as Bank of Montreal is the only Bank hereunder, Bank of Montreal shall have all rights, powers and privileges afforded to the Agent, the Banks, and the Required Banks hereunder and under the other Loan Documents.

     Section 12.24. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the Cook County, Illinois for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                          [SIGNATURE PAGES TO FOLLOW]

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

     Dated as of this 16th day of April, 1998.

                                             FOUNTAIN VIEW, INC.


                                             By _______________________________
                                                Name __________________________
                                                Title _________________________

Accepted and agreed to as of the day and year last above written.

                                             BANK OF MONTREAL, in its individual
                                               capacity as a Bank and as Agent

Address and Amount of Commitments:           By /s/ Mark F. Spencer
                                                --------------------------------
                                                  Name MARK F. SPENCER
                                                       -------------------------
Address:                                          Title MANAGING DIRECTOR
                                                        ------------------------
 601 South Figueroa Street, Suite 4900
 Los Angeles, California  90017
 Attention:  Ronald Launsbach
Telecopy:      (213) 239-0680
Telephone:     (213) 239-0602


with notices of Borrowing requests to:

Attention:  Jean Pazan
Telecopy:      (312) 750-3456
Telephone:     (312) 750-3450


Revolving Credit Commitment:
$30,000,000


Term Loan Commitment:
$85,000,000


Lending Offices:
 115 South LaSalle Street
 Chicago, Illinois  60603

                                   EXHIBIT A


                           NOTICE OF PAYMENT REQUEST


                                    [Date]


[Name of Bank]
[Address]


Attention:

     Reference is made to the Credit Agreement, dated as of April 16, 1998, among Fountain View, Inc., the Banks party thereto, and Bank of Montreal, as Agent (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $_________. Your Bank's Percentage of the unpaid Reimbursement Obligation is $_________] or [The undersigned has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $________. Your Bank's Percentage of the returned Reimbursement Obligation is $_________.]

                                             Very truly yours,

                                             BANK OF MONTREAL, as Issuing Bank

                                             By ________________________________
                                                Its ____________________________

                                   EXHIBIT B
                              NOTICE OF BORROWING

Date:  ______________, ____

To: Bank of Montreal, as Agent for the Banks parties to the Credit Agreement dated as of April 16, 1998 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Fountain View, Inc., certain Banks which are signatories thereto and Bank of Montreal, as Agent

Ladies and Gentlemen:

     The undersigned, Fountain View, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 1.6 of the Credit Agreement, of the Borrowing specified below:

          1. The Business Day of the proposed Borrowing is ___________, ____.

          2. The aggregate amount of the proposed Borrowing is $______________.

          3. The Borrowing is being advanced under the [REVOLVING] [TERM]
     Credit.

          4. The Borrowing is to be comprised of $___________ of [BASE RATE] [EURODOLLAR] Loans.

          [5. THE DURATION OF THE INTEREST PERIOD FOR THE EURODOLLAR LOANS INCLUDED IN THE BORROWING SHALL BE ____________ MONTHS.]

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of the Borrower contained in
     Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); and

          (b) no Default or Event of Default has occurred and is continuing or would result from such proposed Borrowing.

                                             FOUNTAIN VIEW, INC.

                                             By ________________________________
                                                Name ___________________________
                                                Title __________________________

                                   EXHIBIT C
                       NOTICE OF CONVERSION/CONTINUATION

                                                       Date:  ____________, ____

To: Bank of Montreal, as Agent for the Banks parties to the Credit Agreement dated as of April 16, 1998 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among Fountain View, Inc., certain Banks which are signatories thereto and Bank of Montreal, as Agent

Ladies and Gentlemen:

     The undersigned, Fountain View, Inc. (the "Borrower"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 16 of the Credit Agreement, of the [CONVERSION] [CONTINUATION] of the Loans specified herein, that:

       1. The conversion/continuation Date is __________, ____.

       2. The aggregate amount of the [REVOLVING] [TERM] Loans to be [CONVERTED] [CONTINUED] is $______________.

       3. The Loans are to be [CONVERTED INTO] [CONTINUED AS] [EURODOLLAR] [BASE RATE] Loans.

       4. [IF APPLICABLE:] The duration of the Interest Period for the [REVOLVING] [TERM] Loans included in the [CONVERSION] [CONTINUATION] shall be _________ months.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed conversion/continuation date, before and after giving effect thereto and to the application of the proceeds therefrom:

       (a) the representations and warranties of the Borrower contained in
Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date); provided, however, that this condition shall not apply to the conversion of an outstanding Eurodollar Loan to a Base Rate Loan; and

       (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [CONVERSION] [CONTINUATION].

                                             Fountain View, Inc.

                                             By:________________________________
                                               Name_____________________________
                                               Title____________________________

                                   EXHIBIT D

                                REVOLVING NOTE

U.S.$_______________                                     ________________, 19___

     For Value Received, the undersigned, Fountain View, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Bank") on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of Bank of Montreal, as Agent, in Chicago, Illinois, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Revolving Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Revolving Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Revolving Loan is a Base Rate Loan or a Eurodollar Loan, the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Revolving Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of April 16, 1998, among the Borrower, Bank of Montreal, as Agent, and the Banks party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof (in each case without premium or penalty except as otherwise set forth in the Credit Agreement), all in the events, on the terms and in the manner as provided for in the Credit Agreement.

     The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                                Fountain View, Inc.


                                                By______________________________
                                                  Name__________________________
                                                  Title_________________________

                                   EXHIBIT E

                                   TERM NOTE

U.S.$_______________                                     ________________, 19___

     For Value Received, the undersigned, Fountain View, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Bank") at the principal office of Bank of Montreal, as Agent, in Chicago, Illinois, in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Term Loan made or maintained by the Bank to the Borrower pursuant to the Credit Agreement, in consecutive quarter-annual principal installments in the amounts called for by Section 1.8(b) of the Credit Agreement, commencing on March 31, 1999, and continuing on the last day of each June, September, December and March occurring thereafter, together with interest on the principal amount of such Term Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement, except that all principal and interest not sooner paid on the Term Loan evidenced hereby shall be due and payable on December 31, 2003, the final maturity date hereof.

     The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, the Term Loan made or maintained by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Term Loan is a Base Rate Loan or a Eurodollar Loan, the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay the Term Loan made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Term Notes referred to in the Credit Agreement dated as of April 16, 1998, among the Borrower, Bank of Montreal, as Agent, and the Banks party thereto (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     Voluntary prepayments may be made hereon, certain prepayments are required to be made hereon, and this Note may be declared due prior to the expressed maturity hereof (in each case without premium or penalty except as otherwise set forth in the Credit Agreement), all in the events, on the terms and in the manner as provided for in the Credit Agreement.

     The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                                   Fountain View, Inc.


                                                   By___________________________
                                                     Name_______________________
                                                     Title______________________

                                   EXHIBIT F

                            COMPLIANCE CERTIFICATE
                                      FOR
                              FOUNTAIN VIEW, INC.

     This Compliance Certificate is furnished to Bank of Montreal, as Agent (the "Agent") pursuant to that certain Credit Agreement dated as of April 16, 1998, among Fountain View, Inc. (the "Borrower"), Bank of Montreal, as Agent, and the Banks party thereto (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     The Undersigned hereby certifies that:

          1.   I am the duly elected _____________________________________ of the Borrower;

          2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

          4. The Attachment hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

     ______________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________
     ______________________________________________________________________

     The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 19___.

                                               Fountain View, Inc.


                                               By_______________________________
                                                 _________________, ____________
                                                             (Name)      (Title)

                     ATTACHMENT TO COMPLIANCE CERTIFICATE
                                      FOR
                              FOUNTAIN VIEW, INC.


                 Compliance Calculations for Credit Agreement
                          Dated as of April 16, 1998
                    Calculations as of _____________, 19___
___________________________________________________________________________

A.  Leverage Ratio (Section 8.23)
    -----------------------------

    1.  Total Funded Debt                                         $___________

    2.  Rental Expense for past 4 quarters  $______
                                            x    8
                                            -------               $___________

    3.  Sum of Lines A1 and A2                                    $___________

    4.  Net Income (adjusted, pro forma, for acquisition           ___________
        effect) for past 4 quarters

    5.  Interest Expense (adjusted, pro forma, for acquisition     ___________
        effect) for past 4 quarters

    6.  Taxes (adjusted, pro forma, for acquisition effect)        ___________
        for past 4 quarters

    7.  Depreciation, Amortization and Rental Expense
        (adjusted, pro forma, for acquisition effect) for past 4   ___________
        quarters

    8.  Sum of Lines A4, A5, A6 and A7 ("Adjusted EBITDAR")        ___________

    9.  Ratio of Line A3 to A8                                        ____:1.0

    10. Line A9 ratio must not be equal to or greater than            ____:1.0

    11. The Borrower is in compliance (circle yes or no)              yes/no

B.  Senior Leverage Ratio (Section 8.24)
    ------------------------------------

    1.  Total Senior Funded Debt                                  $___________

    2.  Rental Expense for past 4 quarters  $______
                                            x    8
                                            -------               $___________

    3.  Sum of Lines B1 and B2                                    $___________

    4.  Adjusted EBITDAR (Line A8 above)                          $___________

    5.  Ratio of Line B3 to B4                                       ____:1.0

    6.  Line B5 ratio must not be equal to or greater than           ____:1.0

    7.  The Borrower is in compliance (circle yes or no)             yes/no

C.  Net Worth (Section 8.25)
    ------------------------

    1.  Net Worth                                                 $___________

    2.  Line C1 shall not be less than                            $___________

    3.  The Borrower is in compliance (circle yes or no)             yes/no

D.  Fixed Charge Coverage Ratio (Section 8.26)
    ------------------------------------------

    1.  Net Income for past 4 quarters                            $___________

    2.  Interest Expense for past 4 quarters                      $___________

    3.  Taxes for past 4 quarters                                 $___________

    4.  Depreciation, Amortization and Rental Expense for past    $___________
        4 quarters

    5.  Sum of lines D1, D2, D3 and D4 ("EBITDAR")                $___________

    6.  Fixed asset maintenance expenditures for past 4           $___________
        quarters

    7.  Cash payments for income taxes for past 4 quarters        $___________

    8.  Sum of Lines D6 and D7                                    $___________

    9.  Line D5 minus Line D8                                     $___________

    10.  Principal payments for past 4 quarters                   $___________

    11.  Interest Expense for past 4 quarters                     $___________

    12.  Rental Expense for past 4 quarters                       $___________

    13.  Sum of Lines D10, D11 and D12                            $___________

    14.  Ratio of Line D9 to Line D13                               ____: 1.0

    15.  Line D14 ratio must not be less than                       1.15: 1.0

    16.  The Borrower is in compliance (circle yes or no)            yes/no

E.  Capital Expenditures (Section 8.27)
    -----------------------------------

    1.  Capital Expenditures (year-to-date)                       $___________

    2.  Line E1 not to exceed                                     $___________

    3.  The Borrower is in compliance (circle yes or no)             yes/no

                                   EXHIBIT G


                           ASSIGNMENT AND ACCEPTANCE

                         Dated _____________, 19_____

     Reference is made to the Credit Agreement dated as of April 16, 1998 (the "CREDIT AGREEMENT") among Fountain View, Inc., a Delaware corporation, the Banks (as defined in the Credit Agreement) and Bank of Montreal, as Agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

     _____________________________________________________ (the "Assignor") and
_________________________ (the "Assignee") agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _______% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitments as in effect on the Effective Date and the Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Percentage of any outstanding L/C Obligations.

          2. The Assignor (i) represents and warrants that as of the date hereof
     (A) its Revolving Credit Commitment is $_____________ and its Term Loan Commitment is $______________, (B) the aggregate outstanding principal amount of Loans made by it under the Credit Agreement that have not been repaid is $____________ ($_____________ of Revolving Loans and
     $_____________ of Term Loans ) and a description of the interest rates and interest periods of such Loans is attached as Schedule 1 hereto, and (C) the aggregate principal amount of Assignor's Percentage of outstanding L/C Obligations is $____________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Subsidiary or performance or observance by the Borrower or any Subsidiary of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
     Section 6.5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

     (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
     (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) specifies as its lending office (and address for notices) the offices set forth beneath its name on the signature pages hereof.

          4. As consideration for the assignment and sale contemplated in
     Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in Federal funds an amount equal to $________________*. It is understood that commitment and/or facility fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          5. The effective date for this Assignment and Acceptance shall be _____________, 19___(the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent and, if required, the Borrower.

          6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

_________________
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

          8. In accordance with Section 12.12 of the Credit Agreement, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver to the Assignee the relevant Notes payable to the Assignee in the amount of its Commitments and new Notes to the Assignor in the amount of its Commitments after giving effect to this assignment.

          9. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                     [Assignor Bank]


                                     By__________________________________
                                       Name______________________________
                                       Title_____________________________

                                     [Assignee Bank]


                                     By__________________________________
                                       Name______________________________
                                       Title_____________________________

                                     Lending office (and address for notices):

Accepted and consented this
____ day of ___________, 19__

Fountain View, Inc.


By________________________________
Name______________________________
Title_____________________________

Accepted and consented to by the Agent this _______ day of ___________, 19__

Bank of Montreal, as Agent


By________________________________
Name______________________________
Title_____________________________

                                  SCHEDULE I


Principal Amount       Type of Loan         Interest Rate        Maturity Date

                                 SCHEDULE 6.2

     NAME                             JURISDICTION OF        PERCENTAGE OWNERSHIP
                                      INCORPORATION
Fountain View Holdings, Inc.              Delaware                100%
Locomotion Holdings, Inc.                 Delaware                100%
Locomotion Therapy, Inc.                  Delaware                100%
Fountain View Management, Inc.           California               100%
Sycamore Park Convalescent               California               100%
 Hospital
AIB Corp.                                California               100%
Elmcrest Convalescent Hospital           California               100%
Brier Oak Convalescent, Inc.             California               100%
BIA Hotel Corp.                          California               100%
Rio Hondo Nursing Center                 California               100%
Fountainview Convalescent                California               100%
 Hospital
Alexandria Convalescent                  California               100%
 Hospital, Inc.
I.'n O., Inc.                            California               100%
On-Track Therapy Center, Inc.            California               100%
Summit Care Corporation                  California               100%
Summit Care-California, Inc.             California               100%
Summit Care-Texas No. 2, Inc.              Texas                  100%
Summit Care-Texas No. 3, Inc.              Texas                  100%
Summit Care Pharmacy, Inc.               California               100%
Summit Care Texas, L.P.                    Texas                  100%
                                   (Limited Partnership)
Summit Care Texas Equity, Inc.           California               100%

Summit Care Management Texas,            Texas                    100%
 Inc.
SNF Pharmacy, Inc.                       California               100%
Skilled Care Network                     California               100%
FV-SCC Acquisition Corp.                 Delaware                 100%

                                 SCHEDULE 6.9

                     GOVERNMENTAL AUTHORITY AND LICENSING

The Department of Health of California conducted a survey at the Alexandria facility and reported certain deficiencies in such facility's dietary plan and care planning. Fountain View, Inc. disagrees with such findings and has appealed them.

                                 SCHEDULE 6.13

                                   APPROVALS

     The grant of a security interest in Summit Care Pharmacy, Inc.'s membership interest in APS-Summit Care Pharmacy, L.L.C., requires the consent of American Pharmaceutical Services, Inc. ("APS"). APS has indicated that it will give such consent; however, APS has not yet provided such written consent to Summit Care Pharmacy, Inc.

                                  SCHEDULE 8.4

                               INSURANCE MATTERS

Insurance carriers with a less than A rating in the most current available Best's Insurance Report.

      CARRIER            RATING              COVERAGE               LIMITS
Frontier Pacific           A-V          Excess Employer's        $1,000,000 per
                                        Indemnity &              occurrence (no
                                        Employer's               aggregate)
                                        Occupational Disease     subject to
                                        on Texas employees       $150,000 SIR

Meridian                Non-rated       Healthcare liability,    Occurrence limit
                                        1st excess layer         is $400,000 in
                                        above retention.         excess of
                                        Covers medical,          $100,000
                                        professional, general    retention and
                                        liability, products      aggregate limit
                                        liability and            is $300,000 in
                                        employment practices     excess of
                                        liability.               $700,000
                                                                 retention.

                                 SCHEDULE 8.7

                        PERMITTED EXISTING INDEBTEDNESS

                 Deferred Compensation for Certain Individuals

                                    Lump Sum Value *    Present Value

Discount Rate                            N/A                 9.0%
Currently paying:

L. Wertheim                           $    985            $    960

F. Hoogstad                           $ 15,527            $ 13,714

J. Salkind                            $ 52,021            $ 37,512
                                      --------            --------

          Subtotal                    $ 68,533            $ 52,186

Future payments:

C. Fukushima                          $123,239            $  9,961

P. Meza                               $ 43,062            $ 15,839

F. Meza                               $ 90,738            $ 38,807

L. Smith                              $ 63,631            $  5,937

R. Gundling                           $112,496            $ 14,924
                                      --------            --------

          Subtotal                    $433,166            $ 85,468

Total present value of deferred       $501,699            $137,654
compensation at 4/98

__________
* Undiscounted amount of payment stream.

                    SCHEDULE 8.8 - PERMITTED EXISTING LIENS
                    ---------------------------------------


                                                          REMAINING PRINCIPAL
           DEBTOR                    SECURED PARTY        AMOUNT OUTSTANDING    FILE NUMBER   FILING DATE         COLLATERAL
           ------                    -------------        ------------------    -----------   -----------         ----------
1.  Summit Care Corporation           Union Bank               $1,039,999         94067151      04/04/94   Personal property located
                                                                                (Calif. S/S)               on or otherwise relating
                                                                                                           to the use or operation
                                                                                                           of the Burbank, CA
                                                                                                           facility described
                                                                                                           therein, and rights to
                                                                                                           certain payments with
                                                                                                           respect to or on account
                                                                                                           of such property.


2.  Summit Care-Texas No.      Secretary of Housing and        $3,727,750         94023767      02/09/94   Personal property located
          3, Inc.                  Urban Development                            (Calif. S/S)               on or otherwise relating
                                                                                                           to the use or operation
                                                                                                           of the Heritage Manor
                                                                                                           Nursing Center,
                                                                                                           Woodlands, Texas,
                                                                                                           described therein and
                                                                                                           rights to certain
                                                                                                           payments with respect to
                                                                                                           or on account of such
                                                                                                           property.


3.  Summit Care-Texas No.      Secretary of Housing and     See no. 2 above     94-00014921     01/24/94  Personal property located
            3, Inc.               Urban Development                                (TX S/S)               on or otherwise relating
                                                                                                          to the use or operation of
                                                                                                          the Heritage Manor Nursing
                                                                                                          Center, Woodlands, Texas,
                                                                                                          described therein and
                                                                                                          rights to certain payments
                                                                                                          with respect to or on
                                                                                                          account of such property.


4.  Summit Care-Texas No.      Woodlands Place Nursing         $1,590,226       94-00014922     01/24/94  All of Debtor's right,
            3, Inc.                  Center, Inc.                                 (TX S/S)                title and interest in
                                                                                                          inventory, equipment,
                                                                                                          consumer goods and
                                                                                                          fixtures located on
                                                                                                          Montgomery County, Texas
                                                                                                          real property described
                                                                                                          therin.


5.   Summit Care-Texas No.     Woodlands Place Nursing      See no. 4 above     94-0021276      02/07/94  All of Debtor's right,
             3, Inc.                 Center, Inc.                                 (TX S/S)                title and interest in
                                                                                                          inventory, equipment,
                                                                                                          consumer goods and
                                                                                                          fixtures located on
                                                                                                          Montgomery County, Texas
                                                                                                          real property described
                                                                                                          therein.

                                  SCHEDULE 8.9

                           EXISTING NOTE RECEIVABLES

Maker                                                           Original Amount
F&B Healthcare                                                  $   300,000.00
Frank D. Johnson                                                $   400,000.00
DMN Enterprizes                                                 $   500,000.00
Garden Park Care Center, Inc.                                   $   600,000.00
Courtyard Health Care Center, LLC                               $   500,000.00
Anaheim Healthcare Center, LLC                                  $ 1,746,574.00
Garden Park Care Center, LLC                                    $   350,000.00
Anaheim Healthcare Center, LLC                                  $ 1,506,035.00
Villa Rancho Bernardo Health Care, LLC                          $   300,000.00
Gardena Flores, Inc./Diana Fortune                              $   821,126.00
D.K. Fortune & Assoc., Inc./Diana Fortune                       $ 1,003,717.00
Jurupa Hills Enterprises, Inc.                                  $   244,572.07
St. Erne Hospital, Inc./Charles Zilafro                         $   193,208.55
Cal-Ohio Associates                                             $ 2,117,000.00
                                                                --------------
                                                                $10,582,232.62